As filed with the Securities and Exchange Commission on January 6, 2003 An Exhibit List can be found on page II-5. Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            AMERICAN AMMUNITION, INC.
                     ---------------------------------------
                 (Name of small business issuer in its charter)

       California                        3990                 91-2021594
----------------------------  -------------------------  ----------------------
(State or other Jurisdiction  (Primary Standard             (I.R.S. Employer
of Incorporation              Industrial Classification     Identification No.)
or Organization)              Code Number)

                               3545 NW 71st Street
                              Miami, Florida 33147
                                 (305) 835-7400
                ------------------------------------------------
                   (Address and telephone number of principal
               executive offices and principal place of business)

                           Andres Fernandez, President
                            AMERICAN AMMUNITION, INC.
                    3545 NW 71st Street, Miami, Florida 33147
                                 (305) 835-7400
                       ---------------------------------
            (Name, address and telephone number of agent for service)

Copies to:
                       Gregory Sichenzia
                       Thomas A. Rose
                       Sichenzia Ross Friedman Ference LLP
                       1065 Avenue of the Americas, 21st Flr.
                       New York, New York 10018
                       (212) 930-9700    (212) 930-9725 (fax)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
======================================= =============== ================== ================== ==============
                                                         Proposed Maximum   Proposed Maximum    Amount of
  Title of Each Class of Securities       Amount to be  Offering Price Per Aggregate Offering Registration
           to be Registered              Registered (1)     Security(2)          Price             Fee
--------------------------------------- --------------- ------------------ ------------------ --------------
Shares of common stock, $.001 par value   12,187,500(3)       $0.40         $4,875,000.00         $448.50

Shares of common stock, $.001 par value    2,500,000(4)       $0.40         $1,000,000.00         $ 92.00

Total                                     14,687,500                        $5,875,000.00         $540.50*
======================================= =============== ================== ================== ==============

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants by the selling stockholder. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the debentures. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on December 27, 2002.

(3) Includes 200% of the shares underlying convertible debentures.

(4) Includes shares underlying warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS Subject To Completion, Dated January 6, 2002

The information in this prospectus is not complete and may be changed.

                            American Ammunition, Inc.
                              14,687,500 Shares of
                                  Common Stock

This prospectus relates to the resale by the selling stockholder of 14,687,500 shares of our common stock, based on current market prices. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder is an underwriter of the shares of common stock, which it is offering.

We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "AAMI." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 27, 2002, was $.40.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

                    See "Risk Factors" beginning on page 3.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2002.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by American Ammunition, Inc., with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                            American Ammunition, Inc.

We acquired American Ammunition Inc. in September 2001 and since such acquisition are engaged principally in the manufacture and sale of ammunition for wholesale sales. American Ammunition is an established small arms munitions manufacturer with an existing distribution network. The ammunition market is dominated by three major manufacturers, however, we believe we are poised to enter and impact the growing ammunition market with our manufacturing equipment and techniques. We are an approved Department of Defense contractor.

We began in 1983 as an assembler and re-loader of ammunition in several calibers. As we grew, management realized that the only way to break into the industry was to become a vertically integrated manufacturer. Our founders invested heavily in research and development, equipment, and technology and focused on increasing our market share. As a result, we continued manufacturing our initial calibers along with special order ammunition for the Department of Defense. Further streamlining of the operations resulted in the manufacture of the current ammunition product line: 9 millimeter, .45 automatic, .380 automatic, .32 automatic, .40 Smith and Wesson, 38 Special, 30 carbine, and 223 Remington. We have identified these products as having the largest share of the market for the next several years.

We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended December 31, 2001 and 2000, we had a net loss of ($2,211,887) and ($1,215,869), respectively. For the nine month period ended September 30, 2002, we had a loss from operations of ($1,026,840). We expect to continue to incur significant operating expenses as we maintain our current line of ammunitions and continue research and development toward improving projectile quality and performance. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

Our principal executive offices are located at 3545 NW 71st Street, Miami, Florida 33147 and our telephone number is (305) 835-7400. We are incorporated in the State of California.


                                  The Offering
Common stock offered by selling stockholders ........................... Up to 14,687,500 shares, based on current
(includes 200% of the shares underlying                                  market prices and assuming full conversion of
convertible debentures and 100%                                          of the convertible notes
the shares underlying the warrants)                                      and  the  full  exercise  of the
                                                                         warrants.  This number  represents 21.35% of
                                                                         our current outstanding stock.
Common stock to be outstanding after the offering....................... Up to 68,802,060 shares
Use of proceeds......................................................... We will not  receive any  proceeds  from the sale of the common stock.
Over-The-Counter Bulletin Board Symbol.................................. AAMI

The above information regarding common stock to be outstanding after the offering is based on 54,114,560 shares of common stock outstanding as of
December 26, 2002 and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholder.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Business:

We may never become profitable because we have had losses since our inception.

We may never become profitable because we have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended December 31, 2001 and 2000, we had a net loss of ($2,211,887) and ($1,215,869), respectively. For the nine month period ended September 30, 2002, we had a loss from operations of ($1,026,840). We expect to continue to incur significant operating expenses as we maintain our current line of ammunitions and continue research and development toward improving projectile quality and performance. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available you may experience significant additional dilution.

There may exist an uncertainty as to our continuation as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2001 and our unaudited financial statements for the nine months ended September 30, 2002 reflect an accumulated deficit of approximately ($11,565,820) and $(12,592,660), respectively, since our inception, working capital of approximately $340,710 and $623,390, respectively, and stockholders' equity of $3,184,927 and $3,513,961, respectively.

Our auditor has not issued a going concern opinion on our financial statements; however, our ultimate survivability is dependent upon our being able to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

We anticipate needing approximately $2,500,000 to fund our operations through 2003. If we continue to incur operating losses, we may not be able to fund continuing business operations, which could lead to the limitation or closure of some or all of our operations."

We may have to curtail our business if we cannot find adequate funding.

We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because we have no assets to pledge as security for the loan. As a result, we may not have adequate capital to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

Our competitive position may be harmed if we fail to respond to rapid changes in the market for small arms ammunitions.

Our competitive position may be harmed if we fail to respond to rapid changes in the market for small arms ammunitions. Our future success will depend significantly on our ability to develop and market new products that keep pace with technological developments and evolving industry standards for hand gun and rifle ammunition. Our delay or failure to develop or acquire technological improvements, adapt our products to technological changes or provide higher quality product lines that appeals to our customers may cause us to lose customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

Our revenues may decrease from production delays due to fire or explosive incidents.

Our revenues may decrease from production delays due to fire or explosive incidents. Our ammunition products, involve the manufacture and/or handling of a variety of explosive and flammable materials. This manufacturing and/or handling has resulted in incidents that have temporarily shut down or otherwise disrupted our manufacturing, causing production delays and resulting in liability for workplace injuries and fatalities. We cannot assure you that we will not experience these types of incidents in the future or that these incidents will not result in production delays, which can decrease lead to a reduction in revenues.

We may incur substantial costs in complying with environmental laws and may be subject to substantial liability resulting from the use of hazardous substances or required cleanup of contaminated sites.

Our operations and use of real property are subject to a number of federal, state and local environmental laws and regulations which, among other things, require us to obtain permits to operate and to install pollution control equipment and regulate the generation, storage, handling, transportation, treatment and disposal of hazardous and solid wastes. Our operations, as well as historical operations at our sites, also subject us to liability for the cleanup of releases of hazardous substances. Environmental laws and regulations change frequently, and it is difficult to predict whether and to what extent we may be subject to liability for compliance with environmental laws and regulations.

Our revenue could decline significantly if we lose Ellet Brothers, Inc., a customer, because it accounted for 51% of our sales in 2001.

Our revenue could decline significantly if we lose Ellet Brothers, Inc., a customer, because it accounted for 51% of our sales in 2001. American Ammunition currently has agreements with 16 national distributors throughout the United States to diversify its sales base. Ellett Brothers, Inc. accounted for 32% and 51% of our total sales for fiscal year 2000 and 2001, respectively. There were no other customers responsible for more than 10% of our sales during 2001 and 2000, respectively. Although, we plan to continue to aggressively pursue new customers through promotions, advertising and trade shows, we may not be successful. If we lose this customer, we will experience a significant reduction in our revenue and may have to curtail or cease our operations.

Our business operations will be harmed if we are unable to obtain additional funding.

Our business operations will be harmed if we are unable to obtain additional funding. We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2002. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of our technology and products.

There are risks associated with forward-looking statements made by us and actual results may differ.

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

--   discuss our future expectations;
-- contain projections of our future results of operations or of our financial condition; and
--   state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

Our competitors may misappropriate our intellectual property because we have only one trademark and one patent pending.

We attempt to protect our limited proprietary property through trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

Our future success and ability to compete depends in part upon our proprietary technology and our trademark, which we attempt to protect with a combination of trademark and confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Risks Relating To Our Current Financing Agreement:

The market price of our common stock may decline because there are a large number of shares underlying our convertible debentures, and warrants that may be available for future sale and the sale of these shares may depress the market price.

The market price of our common stock may decline because there are a large number of shares underlying our convertible debentures, and warrants that may be available for future sale and the sale of these shares may depress the market price. As of December 27, 2002, we had 54,114,560 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 6,093,750 shares of common stock at current market prices, and outstanding options and warrants to purchase up to 2,500,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares included in this prospectus may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our convertible debentures could require us to issue a substantially greater number of shares to the selling stockholder, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that is issuable to the selling stockholder, upon conversion of our convertible debentures, based on market prices 25%, 50% and 75% below the average high and low market price on December 17, 2002 of $0.43.


                       With Number of Shares Percentage of
% Below Market    Price Per Share   Discount of 20%        Issuable         Outstanding Stock
--------------    ---------------   ---------------     ---------------     -----------------
         25%             $.3225           $.2580         8,158,914              13.8%
         50%             $.2150           $.1720        13,488,372              20.0%
         75%             $.1075           $.0860        29,476,744              35.3%

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert their convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

The  continuously   adjustable  conversion  price  feature  of  our  convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may lower the market price of the common stock.

If we are required for any reason to repay our outstanding convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

In October 2002, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 8% interest, two year from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default as described in the convertible debentures could require the early repayment of the convertible debentures at a price of 125% of the amount due under the debenture. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holder could commence legal action against us to recover the amounts due. Any such action may require us to curtail or cease operations.

Risks Relating To Our Common Stock:

Our directors and executive officers beneficially own approximately 59.60% of our stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.

As of December 27, 2002, our executive officers, directors and affiliated persons beneficially own approximately 59.60% of our common stock. The Fernandez family, which operates our company, beneficially owns an aggregate of approximately 58.36% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

--   elect or defeat the election of our directors;
--   amend or prevent amendment of our articles of incorporation or bylaws;
--   effect or prevent a merger, sale of assets or other corporate  transaction;
     and
-- control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to "penny stock" rules.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and
o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and
o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and
o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "AAMI." Our common stock has been quoted on the OTCBB since October 23, 2001.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



                                 Low($)  High($)
------------------              ------- -------
2001
Fourth Quarter                     0.53    1.75

2002
First Quarter                       .33     .81
Second Quarter                      .36     .625
Third Quarter                       .315    .579
Fourth Quarter*                     .39     .46

*(as of December 27, 2002)

Holders

As of December 27, 2002, we had approximately 106 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.

Dividends

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related Notes. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 which is based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

We were incorporated on February 1, 2000 in the State of California as FirsTelevision.com. We subsequently changed our corporate name to FBI Fresh Burgers International with a business plan of marketing the concept of a national "fast food" restaurant chain to children and young adults, with a menu of fresh burgers, fries and sandwiches.

On September 29, 2001, FBI Fresh Burgers, F&F Equipment, Inc. and the individual shareholders of F&F entered into an "Agreement For The Exchange Of Common Stock" whereby the shareholders of F&F exchanged 100% of the issued and outstanding stock of F&F for 21,000,000 post-forward split shares of restricted, unregistered common stock of FBI Fresh Burgers. F&F Equipment, Inc. then became a wholly-owned subsidiary of FBI Fresh Burgers.

F&F Equipment, Inc. was incorporated on October 4, 1983 under the laws of the State of Florida. The company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business." F&F conducts its business operations under the assumed name of "American Ammunition."

The acquisition of F&F Equipment, Inc., on September 29, 2001, by us effected a change in control and was accounted for as a "reverse acquisition" whereby F&F Equipment, Inc. is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the September 29, 2001 change in control transaction, our financial statements reflect the historical financial statements of F&F Equipment, Inc. from its inception on October 4, 1983 and the operations of FBI Fresh Burgers subsequent to September 29, 2001.

Concurrent with the September 29, 2001 reverse acquisition transaction, we amended our articles of incorporation to change our name to American Ammunition, Inc. and modified our capital structure to allow for the issuance of up to 320,000,000 total equity shares consisting of 20,000,000 shares of preferred stock and 300,000,000 shares of common stock. Both classes of stock have a par value of $0.001 per share.

On October 9, 2001, we effected a three for one forward stock split. This action caused the then issued and outstanding shares to increase from 2,990,400 to 8,971,200 on the effective date. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

During the quarter ended March 31, 2002, management elected to focus its efforts, capital resources and energies in streamlining production methods, securing key sources of raw material and exploring the addition of equipment to allow the Company to produce certain components of its manufacturing process which are currently being outsourced to unrelated third parties.

In June 2002, American Ammunition, Inc. formed a wholly owned subsidiary, Industrial Plating Enterprise Co., which started production on June 14, 2002. Industrial Plating is a fully licensed and approved electrochemical metallization facility with significant capacity for processing our line of projectiles as well as other products and services while employing environmentally sound water conservation and proven waste treatment techniques.

During June 2002, the Company initiated production of plating operations for projectiles utilized in the Company's small-arms ammunition manufacturing process through it's newly formed wholly-owned subsidiary, Industrial Plating Enterprise Co. Further, during the three months ended June 30, 2002, management began to actively seek and process orders for products, resulting in an increase in sales of approximately $374,000, or 112.3% over the same period of the preceding year.

During the quarter ended September 30, 2002, the Company expanded its production capability with the addition of a second production shift. Due to the necessary lead times for hiring and training qualified personnel, the Company experienced increases in direct labor of approximately $43,000, plus related payroll burdens in the third quarter of 2002.

Management continues to anticipate events occurring in future quarters including increased levels of expenditures for marketing, increased product demand as a result of increased market exposure and the introduction of new products under development.

Results of Operations

Discussion of the nine months ended September 30, 2002 compared with the nine months ended September 30, 2001.

During the nine months ended September 30, 2002, we experienced aggregate revenues of approximately $1,277,000 as compared to approximately $351,000 for the first nine months ended September 30, 2001. For the three month period ended September 30, 2002 and 2001, respectively, we realized revenues of approximately $570,000 and $14,000.

We experienced costs of goods sold of approximately $1,719,000 and $730,000 for the nine months ended September 30, 2002 and 2001, respectively. We experience variable costs in the area of material consumption and direct labor. We have recognized depreciation expense on production equipment of approximately $484,000 and $455,000, respectively, in the above cost of goods expense totals.

These depreciation levels are anticipated to remain fairly constant for future periods as management anticipates that the acquisition of equipment for Industrial Plating Enterprise Co. will allow us to produce certain components which were previously outsourced to unrelated third parties.

For the nine months ended September 30, 2002 and 2001, respectively, we have generated a negative gross profit of approximately $(442,000), or (34.64%), and approximately $(379,000), or (108.0%). For the comparable three month period ended September 30, 2002 and 2001, respectively, our gross margin was approximately $(223,000), or (39.2%), and $(168,000), or (1,165.8%). We
anticipate that with continued demand for our product, anticipated lower production costs from internally generated plating activities and adequate liquidity, it will be able to generate a positive gross profit by the end of Calendar 2002. Further, management has developed a new model for the pricing of its products to its customers. It is anticipated that this model will allow management to better manage expense levels, control labor costs and maximize revenue opportunities.

We experienced nominal research and development expenses during the nine months ended September 30, 2002 and 2001 related to the development of a new patent-pending projectile for use in ammunition specifically for the public safety and security marketplace, especially in the rapidly expanding U. S. Air Marshall program and other product improvements.

Other general and administrative expenses decreased significantly from approximately $505,000 for the first nine months of 2001 to approximately $488,000 for the first nine months of 2002. The most significant reductions came in interest expense as a result of settling all litigation with the Company's former lending institution and lesser savings in the areas of legal and professional fees and other general and administrative fees.

We recognized a net loss of approximately $(1,026,000) and $(419,000) for the respective nine month periods ended September 30, 2002 and 2001, respectively, or $(0.02) and $(0.01) per share.

Discussion of the year ended December 31, 2001 compared with the year ended December 31, 2000.

Our operations were hampered during 2001 as a result of on-going litigation between us and our financial lending institution. As we were unable to access credit lines for working capital, we were unable to offer selling terms comparable to our competitors and, accordingly, experienced a significant reduction in sales from prior years. This litigation was settled during June 2001 and we negotiated a new working capital note with a different financial institution which provided liquidity for the remainder of 2001.

During  the  year  ended   December  31,  2001,  we   experienced   revenues  of
approximately $428,000 as compared to approximately $1,716,000 for the year ended December 31, 2000.

We experienced costs of goods sold of approximately $1,629,000 and $2,026,000 for the years ended December 31, 2001 and 2000, respectively. We experience variable costs in the area of material consumption and direct labor. We recognized depreciation expense on production equipment of approximately $629,000 and $617,000, respectively, in the above cost of goods expense totals. These depreciation levels are anticipated to remain fairly constant for future periods unless we are successful in our plans to expand production.

We have realized a gross profit of approximately ($1,201,000), or (280.97%) for the year ended December 31, 2001 and approximately ($310,000), or (18.07%). We anticipate that with adequate liquidity, we will be able to generate a positive gross profit during Calendar 2002.

We incurred nominal research and development expenses of approximately $3,800, during 2001 related to the development of a new patent-pending projectile for use in ammunition specifically for the public safety and security marketplace, especially in the rapidly expanding U. S. Air Marshall program and Home Defense Market.

Other general and administrative expenses increased from approximately $87,000 during Calendar 2000 to approximately $535,000 during Calendar 2001. The majority of this increase was a result of professional and consulting fees related to our reverse acquisition transaction in September 2001, and includes approximately $415,000 for non-cash charges related to fees and services charged to operations which were paid with common stock.

We also experienced non-cash income (charges) to operations resulting from a one-time gain of approximately $755,000 for the settlement of the litigation with our former lending institution and approximately ($392,000) in amortization of a beneficial conversion feature discount on preferred stock with an equivalent post-conversion common stock price at an amount less than the quoted closing market price of our common stock as of the sale date of the underlying convertible preferred stock.

We recognized a net loss of approximately $(2,212,000) and $(1,216,000) for the years ended December 31, 2001 and 2000, respectively, or $(0.08) and $(0.05) per share.

Liquidity And Capital Resources

As of September 30, 2002, December 31, 2001, and September 30, 2001, respectively, we had working capital of approximately $623,000, $341,000, and $(104,000). Our working capital position improved significantly in Calendar 2001 with the settlement of litigation involving its outstanding debt to its-then financial institution and the concurrent restructuring of working capital debt into a long-term instrument.

We have used cash in operating activities of approximately $832,000, $1,100,000 and $93,000 during the nine months ended September 30, 2002, the year ended December 31, 2001 and the nine months ended September 30, 2001. The most significant use of cash during the nine months ended September 30, 2002 was the buildup of inventory and the cost of sales related to the sale of merchandise on "industry standard" credit terms causing an increase in accounts receivable and an increase in inventory, particularly raw materials and work in process, to fulfill existing and anticipated product orders.

We experience relatively consistent expenditure levels for executive and administrative compensation, interest expense and depreciation expense. We renegotiated our working capital note in the principal amount of $950,000, payable in June 2001. This note bears interest at the Wall Street Journal published prime rate plus 2.0%. In the months of July, August and September 2002, we reduced the outstanding principal. The note payment terms were also modified as follows: payments of interest only through January 28, 2004. Thereafter, starting on January 28, 2004, equal monthly payments of principal and interest shall be due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. As of September 30, 2002, we owe $650,000 on this note.

The note is secured by virtually all of our real and personal property. A portion of the proceeds from the financing were used to pay the $550,000 required in the Settlement and Compromise Agreement. Accordingly, we anticipate relatively stable interest expense, or declining levels, in future periods depending on expansion and additional equipment financing requirements. We do not anticipate the addition of significant additions to office and administrative personnel.

We anticipate that our improved liquidity position will continue to improve as management is of the opinion that the production capacity is in place to support all existing orders and accept existing inquiries which have previously been denied due to the lack of production capacity and liquidity.

During the nine months ended September 30, 2002, we added approximately $225,000 in new equipment, principally in our new wholly-owned subsidiary, Industrial Plating Enterprise Co. This equipment allows us to replace previously outsourced portions of our manufacturing process with internally managed processes which is anticipated to result in additional cost savings to us and improve turnaround time on this process.

We continue to have plans to increase our production capability in the foreseeable future by 50% to 100%, as influenced by market conditions, availability of manufacturing equipment on the open market and product sales demand. Accordingly, this expansion will require additional capital which is anticipated to be raised in various combinations of capital leases, bank debt and/or equity offerings. At this time, we have no definitive budgets or timetables for such expansion and this expansion, if any, will be dependent upon market demand for our products. Management is of the opinion that sufficient demand will be present, as supported by new product development and increased product marketing efforts, to justify this expansion. However, we may not be able to obtain additional funding or, that such funding, if available, will be obtained on terms favorable to or affordable by us.

Research and Development

We plan on spending approximately $50,000 this year. We believe that research and development activities will allow for the development and introduction of new products into the ammunition marketplace. Over the next 12 calendar months, we anticipate completing the design, development and introduction of our new patent-pending projectile for use in ammunition specifically for the public safety and security marketplace, especially in the rapidly expanding U. S. Air Marshall program. Management also believes that this projectile will have wide acceptance in the home security and sport hunting markets.

Further, additional ammunition calibers and/or projectiles may be developed by us depending upon market research, acceptance in the marketplace of existing products and production capabilities. At this time, there are no definitive plans for the further introduction of other new products into the marketplace.

Subsequent Events

In October 2002, we signed a Securities Purchase Agreement with La Jolla Cove Investors, Inc. for the sale of a $250,000 8% convertible debenture and a warrant to purchase up 30,000,000 shares of our common stock. The debenture bears interest at 8%, mature in two years from the date of issuance, and is convertible into our common stock, at the selling stockholder's option, at the lesser of (i) $1.00 or (ii) 80% of the average of the five lowest volume weighted average price days during the 20 trading days before but not including the conversion date. The warrant may only be exercised concurrently with a conversion of the debenture and then only for that number of shares of common stock equal to 10 times the number of shares common stock issued to the denture holder on that conversion date. The exercise price of the warrant is the lesser of (i) $1.00; or (ii) 80% of the average of the five lowest volume weighted average price during the 20 trading days prior to the holder's election to convert. See the "Selling Stockholders" section for a description of the convertible debenture and warrant issued to the La Jolla Cove Investors, Inc.

In December 2002, we amended the above-referenced debenture and warrants as follows: The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The warrants are exercisable at $1.00 per share for up to 2,500,000 shares. The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted.

The selling stockholders have agreed to convert at least 5% but no more than 10% of the face value of the debenture and warrant each month after this prospectus is declared effective by the Securities and Exchange Commission.

                                    BUSINESS

General

We had minimal operations until September 2001, when we acquired American Ammunition Inc. and since such acquisition are engaged principally in the manufacture and sale of ammunition for retail and wholesale sales. American Ammunition is an established small arms munitions manufacturer with an existing distribution network. The ammunition market is dominated by three major manufacturers, however, we believe we are poised to enter and impact the growing ammunition market with our manufacturing equipment and techniques. In addition, we are an approved Department of Defense contractor.

We began as an assembler and re-loader of ammunition in several calibers. As we grew, management realized that the only way to break into the industry was to become a vertically integrated manufacturer. Our founders invested heavily in research and development, equipment, and technology and focused on increasing our market share. As a result, we continued manufacturing our initial calibers along with special order ammunition for the Department of Defense. Further streamlining of the operations resulted in the manufacture of the current ammunition product line: 9 millimeter, .45 automatic, .380 automatic, .32 automatic, .40 Smith and Wesson, 38 Special, and 30 carbine. We have identified these products as having the largest share of the market for the next several years.

Equipment and Production Line Capabilities

American Ammunition owns all the equipment necessary to take the raw material from cup, lead, primer and powder, to the finished product, a loaded round of ammunition. The process of manufacturing diverse calibers of ammunition is extremely complex and requires tolerances of +/- .0005" to be maintained throughout the process.

Our technology and equipment enable us to produce a large variety of handgun and rifle ammunition. We have a machine shop and maintains our own testing and quality assurance equipment and program. Ammunition is a performance-based product. Therefore, after the manufacturing process is complete, the ammunition must comply with specific protocols such as velocity, accuracy, and pressure. We purchases raw materials in bulk and strive to take advantage of prepayment discounts to produce significant savings in the manufacturing process. There are and have been instances when discounts have been and may be missed due to cash flow restrictions.

We are evaluating the addition of several products to our existing production lines, including the addition of high speed projectile forming machines to supplement the existing casting machines. This addition would effectively double or triple projectile production capacity, while improving projectile quality and performance. We also are making provisions to increase other aspects of production capacity, which would complement long term goals of both production volume and product diversity.

Business Strategy

American Ammunition is an autonomous manufacturer of ammunition, with the technology and equipment to take advantage of the growing market.

The barrier to entry into the ammunition market is extremely high, however, American Ammunition is an established small arms munitions manufacturer, with an existing distribution network. We manufacture our ammunition by creating most of the components ourselves.

In management's opinion, the ammunition market has grown each year and it appears that supply is not keeping up with demand, thus allowing for companies like American Ammunition to make a significant impact in sales through distributors in commercial markets and in addition sales to government agencies, the military and exports. American Ammunition has been seeking additional capital to allow it to enlarge its operations to take advantage of its technological capacities, equipment and the existing marketplace.

Marketing and Sales Distribution

American Ammunition currently has agreements with 16 national distributors throughout the United States to diversify its sales base. Ellett Brothers, Inc. accounts for 32% and 51% of our total sales for fiscal year 2000 and 2001, respectively. We plan to continue to aggressively pursue new customers through promotions, advertising and trade shows. We intend to solicit original equipment manufacturer subcontract work from the three major manufacturers; seek additional means of commercial distribution; seek further Department of Defense and Law Enforcement contracts; solicit further Export sales; and increase our dealings with Mass Merchandisers/Chain stores.

American Ammunition has been certified by the United States Small Business Administration as a "qualified HUBZone small business concern." Under this program , small businesses can qualify for special set-aside contracts, get up to a 10% edge in competitive contract bidding or even be the sole-source bidder in some cases. The program's name signifies the effort to promote businesses in "historically under-utilized business zones," generally blighted areas and its purpose is to create jobs for those who live in such areas as well.

We are aggressively marketing our manufacturing flexibility to numerous Department of Defense and commercial munitions manufacturers as subcontractors allowing prime contractors to reap the benefits of our "HUBZone certification", thereby allowing such prime contractors to comply with Federal Acquisition Requirements for the use of "small and under-utilized minority business" in fulfilling government contracts.

The Small Business Reauthorization Act of 1997 increased the overall government agencies' procurement goals for small business to 23% and calls for HUBZone contracts to increase from 1.5% of these procurements to 3% by 2003.

Pricing and Value

We have been able to price our products competitively at a price lower than any of the "big three" manufacturers, Remington, Federal, and Winchester. We capitalize on the fact that the "big three" have very large corporate infrastructures and, in management's opinion, have to pay much higher labor costs to their plant personnel. This pricing strategy permits the distributor to purchase our product, add significant profit and sell such product at a retail price that is lower than that at which the distributor can purchase the competitors' product.

Advertising & Promotion

American Ammunition intends to gear its advertising towards magazine and print media, focused on the gun and Ammunition, handgun and shooting markets. We believe that such advertising will result in greater name recognition among individual consumers. Currently, our sales are generated with very little advertising and we believe that advertising could significantly improve retail/mass merchandiser sales and increase market share.

Status of Publicly Announced Products and Services

Aircraft Bullet

We were assigned a serial number (60/325,046) from the U.S. Patent and Trademark Office for our provisional patent application filed on September 26, 2001 for a bullet that will not pierce an aircraft fuselage but will penetrate human soft tissue. The product has been specifically designed for use inside the cabin of a commercial aircraft; however, it has additional applications for use in nuclear power plants, at hazardous materials storage facilities, and for home defense.

We departed completely from standard ballistics for the design of this projectile to meet what American Ammunition perceives as a growing and unfilled need. Two of the basic design criteria in ballistics are penetration and expansion of the projectile. In this design, these two factors have been controlled to meet the specific requirements of weapons discharged inside an aircraft cabin, while insuring fuselage integrity. This design is a new concept in close quarter ammunition: a bullet capable of incapacitating an assailant without damaging surrounding structure.

Design and material selection allows for the inverted expansion and aft internal collapse of the projectile mass. Upon impact with the aircraft fuselage, the bullet internally collapses; therefore not allowing for the transfer of kinetic energy forward or penetration above that required for soft tissue penetration. Testing has been successful using test sections of various commercial airliner fuselages as well as ballistic testing using both ordinance gelatin and bovine tissue. This performance criterion is accomplished without sacrificing the standard velocity and accuracy of the caliber being used. A video of those tests can be viewed on our website at www.a-merc.com in the New Product Section. We believe that these research and development efforts will provide a new product to the public safety and security marketplace.

Competition

The market for small arms ammunition is becoming increasingly competitive. Companies such as Remington, Federal and Winchester are all better equipped, more experienced and better financed than us.

For years, the large manufacturers have supplied the component parts of the manufacturing process to smaller companies to assemble and distribute. A company making its own components, can produce and market a quality lower cost product. This concept, coupled with technology and progressive and environmentally sound manufacturing practices (i.e. cans and recycled plastic packaging), has resulted in a quality, affordable product reaching the marketplace.

We believe it is feasible to increase our production capacity by 50% to 100% over the next 3 years utilizing existing equipment by increasing only labor, material and other incidental costs. Management bases this prediction on the fact that we had reduced sales in fiscal 2001 due to a lack of funding. We have already received significant bank and private placement funding in fiscal 2002 to ramp up operations thereby significantly increasing our presence in the market.

Sources and Availability of Raw Materials

We manufacture our ammunition by creating most of the components ourselves. The materials needed to produce our ammunition products are widely available from numerous third parties. No shortage of materials is expected in the foreseeable future.

Research and Development

Although we spent approximately $3,800 on research and development last year, we believe that it is an important factor in our future growth. We plan on spending approximately $50,000 this year. The small arms ammunition industry is closely linked to the latest technological advances. Therefore, we must continually invest in the technology to provide the best quality product to the public and to effectively compete with other companies in the industry. No assurance can be made that we will have sufficient funds to purchase technological advances as they become available.

Patents, Copyrights and Trademarks

We intend to protect our original intellectual property with patents, copyrights and/or trademarks as appropriate.

Our head stamp "A-MERC " was registered as a trademark on May 10,1994.

We were assigned a serial number (60/325,046) from the U.S. Patent and Trademark Office for our provisional patent application filed on September 26, 2001 for a bullet that will not pierce an aircraft fuselage but will penetrate human soft tissue.

Governmental Regulation

In accordance with the provisions of Title 1, Gun Control Act of 1968, we are required to be licensed to import firearms and manufacture ammunition for firearms. Such licensing is subject to limitations in Chapter 44, Title 18, United States Code. In the event such licenses are not renewed for any reason, we would have to cease our operations

In accordance with these requirements, we carry two licenses issued by the Department of Treasury, Bureau of Alcohol, Tobacco and Firearms:

     License No. 1-59-025-06-3D 69152 for "06 - Manufacturer of Ammunition for Firearms", which license expires on April 1, 2003; and

     License No. 1-59-025-08-3D-69454 for "08-Importer of Firearm other than Destructive Devices", which license expires on April 1, 2003.

In the event such licenses were not renewed for any reason, we would be precluded from continuing our operations.

We are not aware of any other license requirements or government regulation at a state or federal level specific to their business and believes that it in full compliance with its existing licenses.

Effect of Probable Governmental Regulation on the Business

We are not aware of any pending legislation at either the state or federal level that would change the requirements under which it is licensed and is not aware of any reason why the existing licenses cannot be renewed at their expiration dates. There can be no assurance that legislation will not be proposed and enacted at some time in the future that would preclude us from continuing our operations. Should such legislation be enacted, and should the we be precluded from continuing our operations, it would have a materially adverse effect upon our business and future.

Cost and Effects of Compliance with Environmental Laws

As a manufacturer, we are subject to general local, state and federal regulations governing environmental concerns. We believe that we have always been and continue to be in compliance with all such laws.

Special precautions have been taken us to ensure that adequate ventilation exists for the portion of our operations that utilize lead and/or brass. Additionally, our gunpowder supply is humidity and temperature controlled in a secure facility.

Employees

At December 27, 2002, we employed 52 persons. None of these employees are represented by a labor union for purposes of collective bargaining. We consider our relations with our employees to be excellent. We may employ additional personnel, as necessary, to accommodate future sales and production requirements.

                            DESCRIPTION OF PROPERTIES

We lease 24,000 square feet of warehouse space, owned by the family of one of our officers and directors, Andres Fernandez, at a rate of $3,931 per month plus applicable sales taxes. This equates to a rate per square foot of $2.71 per year. We believe comparable rentals in the area average about $4.50 per square foot. We are operating under a five-year lease agreement expiring on October 31, 2003 that contains a clause that the lease may be renewed for an additional 10 year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair market value for similar space in a similar location at the time of renewal. This facility is used as our production facility and headquarters.

We believe that our facilities are adequate for our needs for the foreseeable future.

                                LEGAL PROCEEDINGS

We are not a party to any pending litigation at this time nor is any of our properties are subject to any pending legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                   Age    Position
------                 ---    ---------
J.A. Fernandez, Sr.    65     Chairman of the Board and Director of Sales
Andres F. Fernandez    36     President, Chief Executive Officer and Chief
                              Financial Officer
Emilio D. Jara         37     Vice-President of Operations, Secretary and
                              Director
Amelia Fernandez       65     Vice President and Director
Maria A. Fernandez     42     Director
Len Hale               57     Director

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

Family Relationships

J.A. Fernandez, Sr. and Amelia Fernandez are the father and mother of Andres and Maria Fernandez. There are no other family relationships between or among the executive officers and directors of American Ammunition.

Business Experience

J. A. Fernandez, Sr., age 65, currently serves as the Chairman of the Board and Director of Sales. He has been employed by us since our inception in 1983. Mr. Fernandez is the patriarch of what began as a family business and is responsible for our sales activities. Mr. Fernandez has over 40 years experience in diverse industries including aerospace, advanced polymer manufacturing, munitions, mining and processing of gemstones and metal ores and has utilized such experience for our growth and development. Mr. Fernandez is fluent in Spanish.

Andres Fernandez, age 36, currently serves as President and Chief Executive Officer. Mr. Fernandez has served in each of these capacities since September 2001. He has been employed by American Ammunition for over a decade. Mr. Fernandez is responsible for day to day operations. He studied physics and calculus at St. Thomas University, FL and at the University of Miami, FL. He is a licensed pilot, having graduated from the American Institute of Aeronautics, FL, and received his certificate as a private pilot (fixed wing) as well as private helicopter (rotary)in 1989. In 1989, Mr. Fernandez graduated from the Institute of Public Service (Pan Am), GA as a tactical rappel instructor. In 1990, he graduated from Omni Explosives, TN with a specialty in tactical explosives. Mr. Fernandez was certified by the Florida Department of Law
Enforcement Academy in special operations/entry techniques in 1990. He has served as a tactical advisor to U.S. Treasury Department, Bureau of Alcohol, Tobacco, and Firearms, U.S. Customs Service, and the Florida Department of Law Enforcement. He has received numerous commendations and letters of appreciation. He also served on the Board of Veterans Affairs (Hialeah , FL) from 1990 to 1991. He is fluent in Spanish.

Emilio Jara, age 37, currently serves as Vice President of Operations, Secretary and a Director. Mr. Jara has served in each of these capacities since September 2001. He has been employed by us since 1988. Mr. Jara is versed in metallurgical and ballistic issues. He studied business administration at Miami-Dade Community College (1984/1985). In 1989, he graduated from the Institute of Public Service (Pan Am), GA as a Tactical Rappel Instructor. In 1990, Mr. Jara graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He is fluent in Spanish.

Amelia Fernandez, age 65, currently serves as Vice President and Director. Mrs. Fernandez has served in each of these capacities since September 2001. She graduated from Conservatorio Falcon (1950), and the National Conservatory of Music in Havana, Cuba in 1952. Mrs. Fernandez holds the degrees of Professor of Piano and Professor of Solmization Theory. She is an accomplished classical pianist, opera singer and artist. As a diamond importer and wholesaler, she completed and graduated from numerous Gemological Institute of America courses, including the diamond and colored stone courses. She achieved success as a jewelry designer for a select group of buyers, both corporate and individual. She has managed, owned and operated several business enterprises in the competitive world of wholesale and retail diamonds and precious stones. She has been employed by us since 1986 as our Office Manager and Human Resources Coordinator, including the research and development of training manuals and procedures for the selection of personnel. Mrs. Fernandez is fluent in Spanish.

Maria A. Fernandez, age 42, currently serves as Director. Mrs. Fernandez has served as a Director since September 2001. She has been the managing partner at Fernandez Friedman Grossman & Kohn PLLC. since May 1998. Prior to that date, she was a partner at Taustine Post Sotsky Berman Fineman & Kohn. She concentrates her legal practice in the areas of estate planning, probate and administration. She also practices in the areas of Medicaid and disability planning, corporate and individual taxation and Corporate law, with an emphasis in closely held corporations. She is a graduate of the University of Miami, FL (Bachelor of Business Administration and Master of Professional Accounting) and the Brandeis School of Law at the University of Louisville, KY. Ms. Fernandez is licensed to practice in Kentucky and Florida. She has lectured in the areas of estate planning and probate, Medicaid planning and elder law. She is a member of the Louisville, Florida, Kentucky and American Bar Associations and is fluent in Spanish. Ms. Fernandez is the past President of the Women Lawyers Association of Jefferson County, Kentucky and current Board Member of the Louisville Bar Association. A Graduate of the Kentucky Women's Leadership Network, she is active in various civic organizations and is on the board of several non-profit corporations.

Len Hale, age 57, currently serves as a Director. Mr. Hale has served as a Director since September 2001. He is the President of Hale Consulting, LLC in Montgomery, AL, a management consulting firm focusing on sales, marketing and management systems. Mr. Hale has more than 20 years experience in the firearms industry. From 1995-1998, he served as group president of Blount International, Inc. (AL). As president of this public manufacturing company consisting of 10 sporting goods brands, he oversaw a $300 million plus operation with three division Presidents and increased sales from $84M to in excess of $300M through internal growth and acquisitions, improved operating income and return on capital employed. From 1990-1995, Mr. Hale served as Executive Vice-President and Chief Operating Officer of Ellett Brothers, Inc.(SC) Under his leadership, sales improved from $69M to $160 M and profits grew from a negative profit to in excess of $6M. He also installed a marine division, archery division and
manufacturing   divisions.  He  has  served  on  numerous  boards  and  industry organizations, including the Board of Governors of SAAMI (Sporting Arms and Ammunition Manufacturers Association) and the Board of Governors of the National Shooting Sports Foundation.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our President and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2001, 2000 and 1999 exceeded $100,000:



                           SUMMARY COMPENSATION TABLE
                               Annual Compensation
                                      Other
                                                 Annual      Restricted    Options       LTIP
   Name & Principal            Salary   Bonus    Compen-       Stock         SARs       Payouts      All Other
       Position       Year       ($)     ($)   sation ($)    Awards ($)     (#)(1)        ($)      Compensation
-------------------- ------- --------- ------- ------------ ------------- ----------- ------------ --------------
Artem Gotov (1)       2001      0         0         0           805           0            0             0
                      2000      0         0         0            0            0            0             0

Andres F.
Fernadez              2001     89,823.59  0         0            0            0            0             0
                      2000     88,438.48  0         0            0            0            0             0
                      1999     74,610.24  0         0            0            0            0             0

(1)  Ms. Gotov resigned as our president in September 2001.

No options were granted or exercised during our fiscal year ended December 31, 2001 or for the nine months ended September 30, 2002.

Directors and Committee Members did not receive compensation from us during the fiscal year ending December 31, 2001.

During the fiscal year ending December 31, 2001, the Board of Directors served as the Compensation Committee with regard to executive compensation, in the absence of a formal committee.

Other than base salaries, there were no additional compensation plans or policies in place for any executive officer as of December 31, 2001. No cash bonuses were granted during fiscal year 2001. Restricted stock compensation to officers was issued in lieu of salary and approved by the Board of Directors. All stock compensation was issued in the form of restricted shares and, for accounting purposes, were valued at the prevailing closing market price on the day of issuance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September and October 2001, we issued 222,600 shares of $5.00 Series A Convertible Preferred Stock valued at $1,113,000 through an ongoing private placement. The Series A Convertible Preferred Stock provides for cumulative dividends at a rate of 8% per year, payable quarterly, in cash or shares of our common stock at our election. Each share of Series A Convertible Preferred Stock is convertible into 11 shares of our common stock at any time after six months after the date of issuance and prior to notice of redemption at the option of the holder, subject to adjustments for customary anti-dilution events. Of such shares, the Robert I. Escobio Family Trust acquired 2,000 shares. Mr. Escobio is a former director American Ammunition. As of September 30, 2002, except for 46,000 shares, all of the above-referenced shares of Series A Convertible Preferred Stock have been converted in shares of common stock pursuant to its terms.

As of December 31, 2001, a principal shareholder, Andres Fernandez, converted $7,553,600 of unsecured debt due to him by us into 1,510,720 shares of Series A Convertible Preferred Stock. Mr. Fernandez is a current officer and director of American Ammunition. As of date, Mr. Fernandez has converted all of his Series A Convertible Preferred Stock into 16,617,920 shares of common stock.

We lease 24,000 square feet of warehouse space, owned by the family of one of our officers and directors, Andres Fernandez, at a rate of $3,931 per month plus applicable sales taxes. This equates to a rate per square for of $2.71 per year. We believe comparable rentals in the area average about $4.50 per square foot. We are operating under a five-year lease agreement expiring on October 31, 2003 that contains a clause that the lease may be renewed for an additional ten year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair market value for similar space in a similar location at the time of renewal. This facility is used as our production facility and headquarters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth  certain  information   regarding  beneficial
ownership of our common stock as of December 27, 2002 by

o each person who is known by us to beneficially own more than 5% of our common stock;
o    each of our officers and directors;
o    all of our officers and directors as a group.

Except as otherwise noted, each person's address is c/o American Ammunition, Inc., 3545 NW 71st Street, Miami, FL 33147.


                                                           Shares Beneficially Owned
                                                          ---------------------------
                                                                 Percent Before   Percent After
Name and Address of Beneficial Owner              Number          the Offering    the Offering
------------------------------------------------ -------------- --------------- ------------------
Andres F. Fernandez, President, CEO and CFO       31,580,920      58.36%           40.86%

J. A. Fernandez, Sr., Chairman of the Board
                      and Director of Sales       31,580,920      58.36%           40.86%


Amelia C. Fernandez, Vice President and Director  31,580,920      58.36%           40.86%

Maria A. Fernandez, Director                      31,580,920      58.36%           40.86%

Emilio D. Jara, Director                             504,000          *                 *

Len C. Hale, Director                                168,000          *                 *

Total securities held by officers
and directors as a group (6 people):              32,252,920      59.60%           41.73%

* Less than 1%

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 27, 2002 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

J.A. Fernandez, Sr. and Amelia Fernandez are the father and mother of Andres and Maria Fernandez.

The number of shares beneficially owned by the Fernandez family includes the following:

a.   20,889,820 shares of common stock owned by Andres F. Fernandez
b.   5,569,200 shares of common stock owned by J.A. Fernandez, Sr.
c.   4,281,900 shares of common stock owned by Amelia C. Fernandez
d. 840,000 shares of common stock owned by Maria A. Fernandez. This number does not include the 945,000 shares Maria Fernandez holds as a Trustee for an Irrevocable Trust in which neither she nor any of the other Officers or Directors is the beneficial owner.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 300,000,000 shares of Common Stock, $.001 par value and 20,000,000 shares of Preferred Stock, $.001 par value.

The following is a description of the material terms of our common stock.

Common Stock

The holders of the issued and outstanding shares of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights and does not have cumulative voting rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

Holders of shares of common stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of common stock held by them.

Transfer Agent

Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107 has been appointed the transfer agent of our common stock and preferred stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                 CERTAIN PROVISIONS OF CALIFORNIA LAW AND OF THE
                 COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

The California Corporations Code provides for the indemnification of directors, officers, employees and agents under the circumstances as set forth in Section 317 thereof. Section 317 permits a corporation to indemnify itsagents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

Whether indemnification may be paid in a particular case depends on whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. Section 317 provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive and sometimes requires approval of the court in which the suit is or was pending.

If the agent loses or settles a suit with a plaintiff other than the Company or someone who did not threaten or bring suit on our behalf, the agent may be indemnified for expenses incurred and settlements or judgments paid. That indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in our best interests, and, in a criminal proceeding, only where the agent had no reasonable cause to believe his or her conduct was unlawful. If the agent loses or settles a suit with us or a plaintiff who threatened or brought suit on our behalf, the agent may be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she believed to be in our best interests and the best interests of our shareholders. No indemnification is permitted where the agent breached his or her duty to us, however, unless the court in which the proceeding is or was pending determines that the agent is fairly and reasonably entitled to indemnity for certain expenses. No indemnification is permitted where a settlement is reached without court approval.

Where permissive indemnification provisions control, indemnification may be authorized by a majority vote of the disinterested directors, by an independent legal counsel's written opinion, by our shareholders (the person to be indemnified is excluded from voting his or her shares) or by the court in which the proceeding is or was pending.

Any provision in a California corporation's articles of incorporation, bylaws or shareholder or director resolution that indemnifies its officers or directors may prohibit permissive, but not mandatory, indemnification as described above. Such a provision must otherwise be consistent with Section 317. Nonetheless, a corporation has the power to purchase indemnity insurance for its agents even for situations in which it could not indemnify them.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

                              PLAN OF DISTRIBUTION

The selling stockholder and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-- an exchange distribution in accordance with the rules of the applicable exchange;
--   privately-negotiated transactions;
-- short sales; -- broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
--   through the writing of options on the shares
--   a combination of any such methods of sale; and
--   any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed an "underwriter" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholder have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Penny Stock

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and
o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and
o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and
o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

                               SELLING STOCKHOLDER

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



---------------------- ------------------ ------------- -------------- ------------ --------------- ------------ --------------
                                              Total
                        Total Shares of    Percentage                                                              Percentage
                         Common Stock      of Common      Shares of                                  Beneficial    of Common
                         Issuable Upon       Stock,     Common Stock     Beneficial Percentage of    Owner-ship   Stock Owned
                         Conversion of      Assuming     Included in     Ownership   Common Stock    After the       After
        Name              Debentures          Full       Prospectus     Before the   Owned Before     Offering     Offering
                        and/or Warrants    Conversion        (1)         Offering      Offering         (4)           (4)
---------------------- ------------------ ------------- -------------- ------------ --------------- ------------ --------------
                                                            Up to
                                                         14,687,500
La Jolla Cove (2)        8,593,750(3)       13.70%       shares of     2,842,139       4.99%           --            --
                                                        common stock
---------------------- ------------------ ------------- -------------- ------------ --------------- ------------ --------------

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 200% of the shares issuable upon conversion of the convertible debentures and shares issuable upon exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2) The selling stockholder is an unaffiliated third party that does not hold any short positions in our securities. In accordance with rule 13d-3 under the securities exchange act of 1934, Norman Lizt may be deemed a control person of the shares owned by such entities.

(3) Includes i) 6,093,750 shares underlying our $250,000 convertible debenture and ii) 2,500,000 shares of common stock underlying warrants issued to La Jolla Cove on October 4, 2002.

(4)  Assumes that all securities registered will be sold.

Terms of Convertible Debenture and Warrant

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholder on October 4, 2002 for the sale of (i) a $250,000 convertible debenture and (ii) a warrant to buy up to 2,500,000 shares of our common stock.

Convertible Debentures

The debenture bears interest at 8%, matures two years from the date of issuance and is convertible into shares of our common stock. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of (i) $1.00; or (ii) 80% of the average of the five lowest volume weighted average price days during the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. See the Sample Debenture Conversion Calculation below.

The warrants expire on October 4, 2004 and are exercisable at $1.00 per share. The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted. See the Sample Warrant Exercise Calculation below.

The selling stockholders has agreed to convert at least 5% but no more than 10% of the face value of the debenture and warrant each month after this prospectus is declared effective by the Securities and Exchange Commission.

The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholder has contractually agreed to restrict its ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

A complete copy of the Securities Purchase Agreement and related documents was filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

Sample Debenture Conversion Calculation

The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. For example, assuming conversion of a $250,000 debenture on December 27, 2002, a conversion price of $0.32 per share, the number of shares issuable upon conversion would be:

     ($250,000 x 11) - ($.32 x (10 x  $250,000))  =  6,093,750  shares of common stock $.32

Sample Warrant Exercise Calculation

The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted. Based on the above Sample Debenture Conversion Calculation, the selling stockholder converted $250,000 of the debenture. Accordingly, the selling stockholder is obligated to exercise the warrant into the following number of common shares for an aggregate exercise price equal to $2,500,000:

     $250,000 x 10 = 2,500,000 shares of common stock

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

Our financial statements at December 31, 2001 and 2000 and for the years then ended, appearing in this prospectus and registration statement have been audited by S. W. Hatfield, CPA, independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 29, 2002, we notified our accountants, Roger G. Castro, CPA that they were being dismissed as our independent auditors. The stated reasons were that we wanted to retain the auditor of our wholly-owned subsidiary, needed to consolidate the audits of the parent and subsidiary to comply with SEC requirements and did not want to engage the services of more than one (1) auditor. Our Board of Directors made the decision to change accountants.

During our past two (2) fiscal years and during any subsequent interim period preceding the date of dismissal, we had no disagreements with Roger G. Castro, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The report of Roger G. Castro, CPA on the financial  statements for the past two
(2) fiscal years did not contain an adverse opinion nor a disclaimer of opinion nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

On January 29, 2002, we provided Roger G. Castro, CPA with a copy of this disclosure and requested that it furnish a letter to us, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed. On January 29, 2002, we received a letter from Roger G. Castro, CPA that it agreed with the statements contained herein.

On January 29, 2002, we engaged the firm of S.W. Hatfield, CPA, P.O. Box 820392, Dallas, TX 75382 as our independent auditors. Such appointment was accepted by S.W. Hatfield, President of the firm. Prior to such engagement, we had not consulted S.W. Hatfield, CPA on any prior matters, including any matters relative to the application of accounting principles or any subject of disagreement with Roger G. Castro, CPA.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Ammunition, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

                                    CONTENTS

Consolidated Annual Financial Statements
                                                                         Page

Report of Independent Certified Public Accountants                        F-2

Consolidated Financial Statements

   Consolidated Balance Sheets
     as of December 31, 2001 and 2000                                     F-3

   Consolidated Statement of Operations and Comprehensive Loss
     for the years ended December 31 2001 and 2000                        F-5

   Consolidated Statement of Changes in Stockholders' Equity
     for the years ended December 31, 2001 and 2000                       F-6

   Consolidated Statement of Cash Flows
     for the years ended December 31, 2001 and 2000                       F-7

   Notes to Consolidated Financial Statements                             F-9


Consolidated Quarterly Financial Statements

   Consolidated Balance Sheets as of September 30, 2002 and 2001         F-21

   Consolidated  Statements of Operations and Comprehensive Loss
     for the nine and three months ended September 30, 2002 and 2001     F-23

   Consolidated  Statements  of Cash  Flows
     for the  nine  months  ended September 30, 2002 and 2001            F-24

   Notes to the Consolidated Financial Statements                        F-26

                              S. W. HATFIELD, CPA
                          certified public accountants

Member:  Texas Society of Certified Public Accountants
           Press Club of Dallas


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
American Ammunition, Inc.
   (formerly FBI Fresh Burgers International)

We have audited the accompanying consolidated balance sheets of American Ammunition, Inc. (formerly FBI Fresh Burgers International) (a California corporation) as of December 31, 2001 and 2000 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the two years ended December 31, 2001 and 2000, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Ammunition, Inc. (formerly FBI Fresh Burgers International, Inc) as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years ended December 31, 2001 and 2000, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.


/s/S.W. Hatfield, CPA
S. W. HATFIELD, CPA
Dallas, Texas
March 12, 2002
(except for Note I and P to which the date is October 4, 2002)

                      Use our past to assist your future sm
(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2001 and 2000


                                                                December 31,    December 31,
                                                                    2001            2000
                                                                --------------- ---------------
ASSETS
Current Assets
   Cash on hand and in bank                                     $      596,419  $          858
   Accounts receivable - trade, net of factored accounts
     of approximately $-0- and $10,070 and allowance for
     doubtful accounts of $-0- and $-0-, respectively                        -          60,415
   Inventory                                                           314,741         333,410
   Prepaid expenses                                                      9,458               -
                                                                --------------  --------------

     Total Current Assets                                              920,618         394,683
                                                                --------------  --------------

Property and Equipment - at cost or contributed value
   Manufacturing equipment                                          6,470,064       6,365,802
   Office furniture and fixtures                                       50,856          49,699
   Leasehold improvements                                             182,052         181,814
                                                                --------------  --------------
                                                                    6,702,972       6,597,315
   Accumulated depreciation                                        (2,737,717)     (2,097,881)
                                                                --------------  --------------

     Net Property and Equipment                                     3,965,255       4,499,434
                                                                --------------  --------------


Other Assets
   Loan costs, net of accumulated amortization of
     approximately $69,334 and $23,778, respectively                        -          45,556
   Deposits and other                                                  74,310          59,712
                                                                --------------  --------------

     Total Other Assets                                                74,310         105,268
                                                                --------------  --------------

TOTAL ASSETS                                                    $   4,960,183   $   4,999,385
                                                                ==============  ==============


                                  - Continued -

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                           December 31, 2001 and 2000


                                                                December 31,    December 31,
                                                                    2001            2000
                                                                --------------- ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Cash overdraft                                               $          -    $      73,234
   Notes payable to a bank                                                 -        1,143,381
   Current maturities of leases payable                                8,365           28,409
   Accounts payable - trade                                          461,902          684,674
   Accrued excise taxes payable                                        8,641           27,380
   Accrued interest payable                                            1,000        3,308,038
   Note payable to stockholder                                       100,000        4,007,327
                                                                --------------  --------------

     Total Current Liabilities                                       579,908        9,272,443

Long-Term Liabilities
   Note payable to a bank                                            950,000                -
   Capital leases payable                                             17,348           79,875
                                                                --------------  --------------

     Total Liabilities                                             1,547,256        9,352,318
                                                                --------------  --------------

Commitments and Contingencies

Mandatory Convertible Preferred Stock
   45,600 shares issued and outstanding                              228,000                -
                                                                --------------  --------------

Stockholders' Equity
   Preferred stock - $0.001 par value
     20,000,000 shares authorized.
     1,795,320 shares allocated to Series A                                -                -
   Common stock - $0.001 par value.
     300,000,000 shares authorized.
     49,975,614 and 26,850,000 shares
     issued and outstanding                                           49,976           26,850
   Additional paid-in capital                                     14,700,771        4,974,150
   Accumulated deficit                                           (11,565,820)      (9,353,933)
                                                                --------------  --------------

   Total Stockholders' Equity                                      3,184,927       (4,352,933)
                                                                --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $  4,960,183    $   4,999,385
                                                                ==============  ==============

                   The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                     Years ended December 31, 2001 and 2000


                                                                 Year ended       Year ended
                                                                December 31,     December 31,
                                                                    2001             2000
                                                                --------------  --------------
Revenues                                                        $      427,529  $    1,715,885
                                                                --------------  --------------

Cost of Sales
   Materials                                                           357,399       1,158,662
   Direct Labor                                                        260,012         210,707
   Other direct costs and expenses                                     382,407          39,633
   Depreciation                                                        628,925         616,982
                                                                --------------  --------------
     Total Cost of Sales                                             1,628,743       2,025,984
                                                                --------------  --------------

Gross Profit                                                        (1,201,214)       (310,099)
                                                                --------------  --------------

Operating Expenses
   Research and development expenses                                     3,963               -
   Marketing and promotion expenses                                      4,043           4,609
   Salaries, wages and related expenses                                365,079         363,265
   Other operating expenses                                            535,450          86,901
   Interest expense                                                    453,943         438,226
   Depreciation expense                                                 10,911          12,769
                                                                --------------  --------------
     Total Operating Expenses                                        1,373,389         905,770
                                                                --------------  --------------

Loss from Operations                                                (2,574,603)     (1,215,869)

Other Income (Expense)
   Settlement of litigation                                            754,830               -
   Amortization of Beneficial Conversion
     Feature Discount on Preferred Stock                              (392,114)              -
                                                                --------------  --------------

Loss before Income Taxes                                            (2,211,887)     (1,215,869)

Provision for Income Taxes                                                   -               -
                                                                --------------  --------------

Net Loss                                                            (2,211,887)     (1,215,869)

Other Comprehensive Income                                                   -               -
                                                                --------------  --------------

Comprehensive Loss                                              $   (2,211,887) $   (1,215,869)
                                                                ==============  ==============

Loss per weighted-average share of common stock outstanding,
   computed on net loss - basic and fully diluted               $        (0.08) $        (0.05)
                                                                ==============  ==============

Weighted-average number of common shares outstanding                28,019,722      26,850,000
                                                                ==============  ==============

                   The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 2001 and 2000


                                          Mandatory Convertible
                                              Preferred Stock         Common Stock         Additional
                                          ---------------------   ----------------------     paid-in    Accumulated
                                           Shares      Amount       Shares       Amount      capital       deficit       Total
                                          ---------  ----------   ----------- -----------  ----------- -------------  ------------

Balances at January 1, 2000,
   as originally reported                         -           -     1,000,000 $     1,000  $ 5,000,000 $ (8,138,064) $ (3,137,064)
Recapitalization due to reverse
   merger with FBI Fresh Burgers
   International                                  -           -    25,850,000      25,850     (25,850)            -             -
                                          ---------  ----------   ----------- -----------  ----------- -------------  ------------
Balances at January 1, 2000,
   as recapitalized                               -           -    26,850,000      26,850   4,974,150    (8,138,064)   (3,137,064)

Net loss for the year                             -           -             -           -           -    (1,215,869)   (1,215,869)
                                          ---------  ----------   ----------- -----------  ----------- -------------  ------------

Balances at December 31, 2000                     -           -    26,850,000      26,850    4,974,150   (9,353,933)   (4,352,933)

Issuance of common stock for
   Cash                                           -           -       222,222         222       99,778            -       100,000
   Settlement of accounts payable                 -           -       535,272         535      240,337            -       240,872
   Consulting fees                                -           -     3,121,200       3,122      410,954            -       414,076
Private placement of Preferred Stock        284,600   1,423,000             -           -            -            -             -
   Less costs of raising capital                  -           -             -           -     (144,915)           -      (144,915)
   Beneficial Conversion Feature
     Discount on Preferred Stock                  -           -             -           -    1,207,993            -     1,207,993
Conversion of shareholder debt and
   accrued interest into Preferred Stock  1,510,720   7,553,600             -           -            -            -             -
Conversion of Preferred Stock to
   Common Stock                          (1,749,720) (8,748,600)   19,246,920      19,247    8,729,353            -     8,748,600
   Adjustment of the unamortized
     balance of Beneficial Conversion
     Feature Discount as a result
     of the exercise of conversion                -           -             -           -     (816,879)           -      (816,879)
Net loss for the year (post-acquisition)          -           -             -           -            -   (2,211,887)   (2,211,887)
                                          ---------  ----------   ----------- -----------  ----------- -------------  ------------

Balances at December 31, 2001                45,600  $  228,000    49,975,614 $    49,976  $14,700,771 $(11,565,820)  $ 3,184,927
                                          =========  ==========   =========== ===========  =========== =============  ============

                   The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2001 and 2000


                                                                   Year ended   Year ended
                                                                  December 31,  December 31,
                                                                      2001         2000
                                                                  ------------  ------------
Cash flows from operating activities
   Net loss for the year                                          $ (2,211,887) $ (1,215,869)
   Adjustments to reconcile net loss to net
     cash provided by operating activities
       Depreciation and amortization                                   639,836       638,398
       Gain on litigation settlement                                  (754,830)            -
       Common stock issued for fees and services                       540,534             -
       Accrued interest converted to preferred stock                   240,440             -
       Amortization of conversion discount on preferred stock          392,114             -
       (Increase) Decrease in
         Accounts receivable                                            60,415        86,488
         Inventory                                                      18,669       (49,725)
         Prepaid expenses, deposits and other                          (24,056)      (50,457)
       Increase (Decrease) in
         Accounts payable - trade                                       18,100       335,427
         Interest payable                                               (1,000)      320,586
         Excise taxes payable                                          (18,739)      (47,240)
                                                                  ------------  ------------
Net cash provided by (used in) operating activities                 (1,100,404)       17,608
                                                                  ------------  ------------

Cash flows from investing activities
   Purchase of property and equipment                                 (105,657)     (265,268)
                                                                  ------------  ------------
Net cash used in investing activities                                 (105,657)     (265,268)
                                                                  ------------  ------------

Cash flows from financing activities
   Increase in cash overdraft                                            7,760        73,234
   Cash received (paid) on short term loans - net                     (451,652)      (14,583)
   Cash received on long-term loans                                    950,000             -
   Principal paid on long-term loans                                         -       (42,841)
   Principal paid on long-term capital leases                          (82,571)      (24,749)
   Cash received on sale of Mandatory Convertible Preferred Stock    1,423,000             -
   Cash received on sale of common stock                               100,000             -
   Cash paid to acquire capital                                       (144,915)            -
                                                                  ------------  ------------
Net cash provided by financing activities                            1,801,622        (8,939)
                                                                  ------------  ------------

INCREASE (DECREASE) IN CASH                                            595,561      (256,599)

Cash at beginning of year                                                  858       256,457
                                                                  ------------  ------------

Cash at end of year                                               $    596,419  $        858
                                                                  ============  ============


                                  - Continued -


                   The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   -CONTINUED-
                     Years ended December 31, 2001 and 2000


                                                                   Year ended   Year ended
                                                                  December 31,  December 31,
                                                                      2001         2000
                                                                  ------------  ------------
Supplemental disclosure of interest
   and income taxes paid
     Interest paid for the period                                 $   214,503   $    108,993
                                                                  ============  ============
     Income taxes paid for the period                             $         -   $          -
                                                                  ============  ============

Supplemental disclosure of non-cash
   investing and financing activities
     Conversion of debt and accrued interest
       payable to a shareholder into preferred stock              $  7,553,600  $          -
                                                                  ============  ============
     Payment of accounts payable with
       issuance of common stock                                   $    240,872  $          -
                                                                  ============  ============

                   The accompanying notes are an integral part of these consolidated financial statements.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note A - Organization and Description of Business

American Ammunition, Inc. (AAI or Company) was incorporated on February 1, 2000 in the State of California as FirsTelevision.com. AAI subsequently changed its corporate name to FBI Fresh Burgers International with a business plan of marketing the concept of a national "fast food" restaurant chain to children and young adults, with a menu of fresh burgers, fries and sandwiches. However, there was no assurance that this business concept would be successful.

On September 29, 2001, the Company, F&F Equipment, Inc. (F&F) and the individual shareholders of F&F entered into an "Agreement For The Exchange Of Common Stock" (Exchange Agreement) whereby the shareholders of F&F exchanged 100.0% of the issued and outstanding stock of F&F for 21,000,000 post-forward split shares of restricted, unregistered common stock of the Company. F&F Equipment, Inc. then became a wholly-owned subsidiary of the Company.

The acquisition of F&F Equipment, Inc., on September 29, 2001, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby F&F Equipment, Inc. is the accounting acquiror for financial statement purposes. Accordingly, the historical financial statements of the Company are those of F&F Equipment, Inc. from it's inception and those of the consolidated entity subsequent to the September 29, 2001 transaction date.

Concurrent with the September 29, 2001 reverse acquisition transaction, the Company amended its Articles of Incorporation to change the Company's name to American Ammunition, Inc. and modified the Company's capital structure to allow for the issuance of up to 320,000,000 total equity shares consisting of 20,000,000 shares of preferred stock and 300,000,000 shares of common stock. Both classes of stock have a par value of $0.001 per share.

On October 9, 2001, the Company effected a three (3) for one (1) forward stock split. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

F&F Equipment, Inc.(Company) was incorporated on October 4, 1983 under the laws of the State of Florida. The Company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business." The Company conducts its business operations under the assumed name of "American Ammunition".

The Company and its subsidiary have a year-end of December 31 and use the accrual method of accounting.

The accompanying consolidated financial statements contain the accounts of American Ammunition, Inc. (formerly FBI Fresh Burgers International) and its wholly-owned subsidiary, F&F Equipment, Inc. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as "Company".

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note B - Summary of Significant Accounting Policies

1.   Cash and cash equivalents

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Accounts receivable and Revenue Recognition

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

     The Company ships all product on an FOB-Plant basis. Accordingly, revenue is recognized by the Company at the point at which an order is shipped at a fixed price, collection is reasonably assured, the Company has no remaining performance obligations and no right of return by the purchaser exists.

3.   Inventory

     Inventory consists of raw materials, work-in-process and finished goods related to the production and sale of small arms ammunition. Inventory is valued at the lower of cost or market using the first-in, first-out method.

4.   Property, plant and equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally three to ten years.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5    Loan costs

     Amounts paid for origination fees related to loans payable are amortized over the scheduled maturity of the corresponding debt.

6.   Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. At December 31, 2001 and 2000, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note B - Summary of Significant Accounting Policies - Continued

6.   Income Taxes - continued

     As of December 31, 2001 and 2000, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. If these carryforwards are not utilized, they will begin to expire in 2005.

7.   Earnings (loss) per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2001 and 2000, the Company had no warrants and/or options outstanding.

8.   Advertising

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.


Note C - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.


Note D - Inventory

     As of December 31, 2001 and 2000, inventory consisted of the following components:

                                   December 31,   December 31,
                                      2001           2000
                                   ------------  -------------

         Raw materials             $    82,454   $    109,467
         Work in process               197,704        196,935
         Finished goods                 34,583         27,008
                                   ------------  -------------

         Totals                    $   314,741   $    333,410
                                   ============  =============

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note E - Property and Equipment

Property and equipment consist of the following components:

                                  December 31,     December 31,    Estimated
                                      2001            2000         useful life
                                  --------------   ------------    -----------

   Manufacturing equipment         $ 6,470,064     $ 6,365,802      10 years
   Office furniture and fixtures        50,856          49,699       7 years
   Leasehold improvements              182,052         181,814      20 years
                                  --------------   ------------    -----------
                                     6,702,972       6,597,315
   Accumulated depreciation         (2,737,717)     (2,097,881)
                                  --------------   ------------

   Net property and equipment      $ 3,965,255     $ 4,499,434
                                  ==============   ============

Total depreciation expense charged to operations for the years ended December 31, 2001 and 2000 was approximately $639,836 and $629,751, respectively.

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long-term capital leases:

                                                December 31,    December 31,
                                                    2001            2000
                                                ------------    ------------

     Manufacturing and processing equipment       $  153,400     $  153,400
     Less accumulated depreciation                   (39,179)       (23,839)
                                                ------------    ------------

                                                  $  114,221     $  129,561
                                                ============    ============


Note F - Notes payable to a Bank

     Notes payable to a Bank consist of the following at December 31, 2001 and 2000, respectively:

                                                                December 31,    December 31,
                                                                    2001            2000
                                                                ------------    -------------
$200,000 line of credit  payable to a bank.  Interest at the
Bank's prime rate plus 1.50% or 2.00%, respectively.  (11.00
% at December 31, 2000). Interest payable monthly.  Advances and  accrued,  but unpaid,  interest  mature on the 60th day following funding. Agreement is renegotiable annually on the
anniversary   date  in  November  of  each  calendar   year.
Collateralized  by all accounts  receivable,  inventory  and fixed assets of the Company and the personal guaranty of the
Company's President.                                            $       -       $   200,000

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note F - Notes payable to a Bank - Continued

     Notes payable to a Bank consist of the following at December 31, 2001 and 2000, respectively:

                                                                December 31,    December 31,
                                                                    2001            2000
                                                                ------------    -------------

$250,000 installment note payable to a bank. Interest at the
Wall Street Journal  published  prime rate plus 2.0% (11.00%
at December 31, 2000).  Payable in monthly  installments  of approximately  $2,083, plus accrued interest.  Final payment
due  in  December  2009.   Collateralized  by  all  accounts
receivable,  inventory and fixed assets of the Company,  the personal guaranty of the Company's  President and a mortgage
on  the  Company's   corporate   offices  and  manufacturing
facility owned by the Company's stockholder.                               -          235,417

$738,090 (originally $1,000,000) installment note payable to a bank.  Interest at the Wall Street Journal published prime rate plus 2.50%  (11.0% at December  31,  2000).  Payable in monthly  installments of approximately  $7,530, plus accrued interest. Final payment due in March 2008. Collateralized by all accounts  receivable,  inventory and fixed assets of the
Company  and  the   personal   guaranty  of  the   Company's
President.                                                                 -          707,964
                                                                ------------    -------------

   Total notes payable to a bank                                $          -    $   1,200,805
                                                                ============    =============


As of December 31, 2000, the Company was operating under a bank approved moratorium on the payment of principal and interest on all of the above listed notes payable. During 2001, the Company and its President commenced litigation against the lending institution and , on June 29, 2001, the Company and the Bank executed a Settlement and Compromise Agreement whereby all loans and debts of the Company to the Bank were settled and cancelled for a one-time cash payment of $550,000. Accordingly, due to the circumstances surrounding the final settlement and retirement of these loans, they were classified as "current" on December 31, 2000 in the accompanying consolidated balance sheets. The source of funds for the $550,000 settlement came from a new $950,000 note payable to another financial institution.

As a result of this settlement, the Company recognized a one-time gain on the settlement of approximately $754,830.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note G - Capital Leases Payable

     Capital leases payable consist of the following as of December 31, 2001 and 2000, respectively:

                                                                December 31,    December 31,
                                                                    2001            2000
                                                                ------------    -------------

Three  and six  capital  leases,  respectively,  payable  to various equipment financing companies. Interest, at December
31,  2001,  ranging  between  11.37% and 14.05%.  Payable in
aggregate  monthly   installments  of  approximately   $935,
including accrued  interest,  as of December 31, 2001. Final maturities  occur between  September 2004 and December 2004.
Collateralized    the   underlying   leased    manufacturing
equipment.                                                      $    25,713     $    108,284

     Less current maturities                                         (8,365)         (28,409)
                                                                -----------     -------------

     Long-term portion                                          $    17,348     $     79,875
                                                                ===========     =============

Future maturities of capital leases payable are as follows:

             Year ending
            December 31     Amount

                2002        $ 8,365
                2003          9,507
                2004          7,841
                            --------

               Totals       $ 25,713
                            ========


Note H - Loan payable to Stockholder

                                                                December 31,    December 31,
                                                                    2001            2000
                                                                ------------    -------------

$4,007,327  note  payable  to  the  Company's   stockholder.
Interest at 8.0%.  Principal and accrued interest payable at maturity. Maturity at December 31 annually and automatically renews for an equivalent  annual period unless called by the
Stockholder  at least 90 days prior to maturity.  Unsecured.
Converted to preferred stock during 2001.                       $          -    $  4,007,327
                                                                ============    =============

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note I - Long-Term Debt Payable to a Bank

On June 28, 2001, in anticipation of the settlement of litigation with a financial institution, the Company executed a new $950,000 note payable to another financial institution. This new note bears interest at the Wall Street Journal published prime rate plus 2.0%. The new note has payment terms as follows: For the first year (through June 28, 2002), interest only, payable monthly. Thereafter, starting on July 28, 2002, equal monthly payments of principal and interest shall be due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. The note is secured by virtually all of the Company's real and personal property. A portion of the proceeds from the financing were used to pay the $550,000 required in the Settlement and Compromise Agreement.

During July, August and September 30, 2002, the Company made three (3) lump-sum principal reductions of $100,000 each (or an aggregate of $300,000) to the outstanding balance on this note. As of September 30, 2002, the Company owes $650,000 on this note. Upon each lump-sum payment, the Company executed a modification to the payment terms on the note.

At September 30, 2002, the note payment terms are as follows: payments of interest only beginning July 28, 2003 through January 28, 2004. Thereafter, starting on January 28, 2004, equal monthly payments of principal and interest shall be due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. The note is secured by virtually all of the Company's real and personal property. A portion of the proceeds from the financing were used to pay the $550,000 required in the Settlement and Compromise Agreement.


Note J - Preferred Stock Transactions

In September and October 2001, the Company issued 222,600 shares of $5.00 Series A Convertible Preferred Stock (Series A Preferred Stock) for total proceeds of approximately $1,113,000 through an ongoing private placement. The Series A Convertible Preferred Stock provides for cumulative dividends at a rate of 8.0% per year, payable quarterly, in cash or shares of the Company's common stock at the Company's election. Each share of Series A Preferred Stock is convertible into 11 shares of the Company's common stock at any time after 6 months of the date of issue and prior to the notice of redemption at the option of the holder, subject to adjustments for customary anti-dilution events.

In September 2001, the Company's principal shareholder converted approximately $4,007,327 of unsecured debt and approximately $3,546,273 of cumulative and unpaid accrued interest into 1,510,710 shares of Series A Preferred Stock.

In September 2001, a creditor of the Company agreed to convert approximately $10,000 of trade accounts payable into 2,000 shares of Series A Preferred Stock.

In December 2001, certain holders of the Series A Preferred Stock orally notified the Company of their intent to exercise the conversion features on 1,749,720 issued and outstanding shares of Series A Preferred Stock into 19,246,920 shares of common stock prior to December 31, 2001. Due to the timing of the requisite documentation, the clerical activities related to this conversion were not completed until February 2002.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note J - Preferred Stock Transactions - Continued

In conjunction with the issuance of certain shares of the Series A Preferred Stock, certain shares were issued with an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on the issue date. This difference created a Beneficial Conversion Feature Discount of approximately $1,207,993. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the initial eligible conversion date. Approximately $392,114 was amortized to operations and the unamortized balance was reclassified to additional paid-in capital on December 31, 2001 as a result of the February 2002 conversion exercise.


Note K - Common Stock Transactions

Concurrent with the September 29, 2001 reverse acquisition transaction, the Company amended its Articles of Incorporation to change the Company's name to American Ammunition, Inc. and modified the Company's capital structure to allow for the issuance of up to 320,000,000 total equity shares consisting of 20,000,000 shares of preferred stock and 300,000,000 shares of common stock. Both classes of stock have a par value of $0.001 per share.

On October 9, 2001, the Company effected a three (3) for one (1) forward stock split. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

In  February  2000,  the  Company   issued   5,430,000   shares  of  restricted,
unregistered common stock to its founders for administrative services and services related to the development and implementation of the Company's business plan, in effect at the time. These transactions were cumulatively valued at approximately $1,810, which approximates the "fair value" of the services provided. These amounts are charged to operations in the accompanying pre-acquisition consolidated financial statements.

In June 2000, the Company issued 420,000 split shares of restricted, unregistered common stock to two unrelated individuals for services related to the implementation of the Company's business plan, in effect at the time. These transactions were cumulatively valued at approximately $140, which approximates the "fair value" of the services provided. These amounts are charged to operations in the accompanying pre-acquisition consolidated financial statements.

In March and May 2001, the Company issued an aggregate 496,200 shares of common stock, pursuant to a Registration Statement on Form SB-2, to various individuals providing investment, financial and acquisition consulting services to the Company. These transactions were cumulatively valued at approximately $165,400, which approximates the "fair value" of the services provided. These amounts are charged to operations in the accompanying pre-acquisition consolidated financial statements.

In September 2001, the Company issued 2,625,000 shares of common stock, pursuant to a Registration Statement on Form SB-2, to six individuals providing investment and financial consulting services to the Company. These transactions were cumulatively valued at approximately $875,000, which approximates the "fair value" of the services provided. These amounts are charged to operations in the accompanying pre-acquisition consolidated financial statements.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note K - Common Stock Transactions - Continued

In September 2001, the Company issued an aggregate 21,000,000 shares of restricted, unregistered common stock to the shareholders of F&F Equipment, Inc. in exchange for 100.0% of the issued and outstanding stock of F&F Equipment, Inc. F&F Equipment, Inc. became a wholly-owned subsidiary of the Company as a result of this transaction.

In December 2001, the Company issued 222,222 shares of post-forward split shares of restricted, unregistered common stock to an unrelated entity in exchange for the cancellation of $100,000 of short-term debt. In March 2002, the Company issued an additional 277,777 shares of restricted, unregistered common stock in payment for $100,000 in short-term debt payable and $25,000 in agreed-upon interest payable to a shareholder, thereby satisfying all outstanding short-term debt in full.

In December 2001, the Company issued 535,272 shares of restricted, unregistered common stock to a creditor in settlement of approximately $242,872 in open trade accounts payable.

Note L - Related Party Transactions

The Company leases its corporate office and manufacturing facility from its controlling stockholder under a long-term operating lease agreement. The lease requires a monthly payment of approximately $3,931, plus applicable sales taxes. Further, the Company is responsible for all utilities and maintenance expenses. The lease expires on October 31, 2003 and contains a clause that the lease may be renewed for an additional ten year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair value for similar space in a similar location.

Note M - Income Taxes

The components of income tax (benefit) expense for the years ended December 31, 2001 and 2000, respectively, are as follows:

                            Year ended          Year ended
                           December 31,         December 31,
                               2001                2000
                           ------------         ------------
       Federal:
         Current             $     -             $    -
         Deferred                  -                  -
                             -------             ------
                                   -                  -
                             -------             ------
       State:
         Current                   -                  -
         Deferred                  -                  -
                             -------             ------
                                   -                  -
                             -------             ------
         Total               $     -             $    -
                             =======             ======

As of December 31, 2001, the Company has a net operating loss carryforward of approximately $5,800,000 to offset future taxable income. Subject to current regulations, components of this carryforward will begin to expire in 2003. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note M - Income Taxes - Continued

The Company's income tax expense (benefit) for the years ended December 31, 2001 and 2000, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                             Year ended          Year ended
                                                            December 31,        December 31,
                                                                2001                2000
                                                            --------------     --------------

Statutory rate applied to loss before income taxes           $  (752,000)      $    (413,000)
Increase (decrease) in income taxes resulting from:
     State income taxes                                                -                   -
     Other, including reserve for deferred tax asset             752,000             413,000
                                                             -----------        ------------

       Income tax expense                                    $         -       $           -
                                                             ===========       =============

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2001 and 2000, respectively:

                                                             Year ended          Year ended
                                                            December 31,        December 31,
                                                                2001                2000
                                                            --------------     --------------

     Deferred tax assets - long-term
       Net operating loss carryforwards                      $ 1,980,000       $   1,230,000
     Deferred tax liabilities - long-term
       Statutory depreciation differences                       (250,000)           (280,000)
                                                             -----------       --------------
                                                               1,730,000             950,000
     Less valuation allowance                                 (1,730,000)           (950,000)
                                                             -----------       --------------

       Net Deferred Tax Asset                                $         -       $           -
                                                             ===========       ==============

During the years ended December 31, 2001 and 2000, respectively, the valuation allowance increased (decreased) by approximately $780,000 and $(70,000).


Note N - Contingencies

In May 1998, the Company entered into a $500,000 accounts receivable factoring facility with its then financial institution. The facility provided for the purchase of various trade accounts receivable by the bank from the Company at 80.0% of the face value of the underlying invoice. The Company paid a discount fee of 1.5% for invoices settled between 1 and 30 days of invoice date, 3.0% for invoices settled between 31 and 60 days of invoice date and an additional 1.5% for each additional 30 days thereafter. All accounts receivable invoices were factored with full recourse to the Company and the Company bears all credit risk associated with the factored invoices. At December 31, 2000 the Company was at risk for approximately $10,070 of factored invoices. The Company experienced no losses related to the factoring agreement. This Agreement was terminated in conjunction with the execution of the Settlement and Compromise Agreement on June 29, 2001.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note O - Significant Customers

During the years ended December 31, 2001 and 2000, respectively, the Company had a single customer responsible for approximately 51% and 32% of total sales. There were no other customers responsible for more than 10.0% of total net sales during 2001 and 2000, respectively.


Note P - Subsequent Event

On October 4, 2002, the Company issued an 8.0% Convertible Debenture (Debenture) in the face amount of $250,000 and a Warrant which requires the Holder to purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder on conversion of the Debenture. In no event shall the number of shares issued under the Warrant exceed 30,000,000.

The Debenture bears interest at 8.0% and matures two years from the date of issuance. The Debenture is convertible into common stock, at the option of the Holder, at the lesser of $1.00 per share or 80.0% of the average of the 5 lowest volume weighted average price days during the 20 trading days before, but not including the date of the Holder's election to convert. The Warrant is exercisable at the same price.

The full principal amount of the Debenture is due upon default, as defined in the Debenture agreement. The Debenture interest is payable monthly in arrears commencing on November 15, 2002.

The Company is obligated to file a Registration Statement under the Securities Act of 1933 to register the underlying conversion shares on either Form SB-2 or S-3 and have said Registration Statement effective no later than 120 days after October 4, 2002. Further, the Holder has contractually committed to convert not less than 5.0% and not more than 10.0% of the original face value of the
Debenture monthly beginning the month after the effective date of the Registration Statement and the Holder is required to concurrently exercise warrants and purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder upon the respective mandatory conversion of the Debenture.

The Holder has further contractually agreed to restrict its ability to convert the Debenture or exercise their warrants and receive shares of the Company's common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock of the Company.

In the event an election to convert is made and the volume weighted average price of the Company's common stock is below $0.30 per share, the Company shall have the right to prepay any portion of the outstanding Debenture that was elected to be converted, plus any accrued and unpaid interest, at 125.0%.

The Holder may demand repayment of the Debenture of 125.0% of the face amount outstanding, plus all accrued and unpaid interest, in cash at any time prior to the date that underlying Registration Statement under the Securities Act of 1933 has not been declared effective by the U. S. Securities and Exchange Commission within 3 business days of such demand. If the repayment is accelerated, the Company is also obligated to issue to the Holder 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

                            AMERICAN AMMUNITION, INC.
                   (formerly FBI Fresh Burgers International)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note P - Subsequent Event - Continued

If the Holder does not elect to accelerate the Debenture, the Company shall immediately issue and pay to the Holder 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

The Company will reflect this transaction in its balance sheet, subsequent to the consummation of the transaction, as a "mezzanine" level debt obligation on its balance sheet, between "Total Liabilities" and "Shareholders' Equity". Upon the respective mandatory conversion, the Company will reclassify the respective portion of the debenture being converted, and the related accrued, and unpaid interest, to the "common stock" and "additional paid-in capital" accounts in the shareholder's equity section for the respective shares issued.

The warrant issued in connection with the 8% convertible debenture will be recorded by the Company as a "cost of obtaining equity" and will be assigned an arbitrarily determined value equivalent to 2.0% (200 basis points). The net effect of this component of this transaction will be $-0-, as the value assigned to the warrant would be credited to additional paid-in capital and the related cost of obtaining capital would be charged to the same account. Any funds received upon exercise of any portion of the warrant would be credited to the "common stock" and "additional paid-in capital" accounts for the underlying shares of common stock issued by the Company.

Concurrent with the execution of the Debenture agreement, the Company executed an engagement letter with the Holder's counsel for legal representation with regard to the preparation of the aforementioned Registration Statement under the Securities Act of 1933.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)
                           Consolidated Balance Sheets
                           September 30, 2002 and 2001
                                   (Unaudited)

                                                             September 30,      September 30,
                                                                 2002               2001
                                                             ---------------    --------------
ASSETS
Current Assets
   Cash on hand and in bank                                   $     238,695     $   622,112
   Accounts receivable - trade, net of
     factored accounts of approximately
     $-0- and $-0- and allowance for
     doubtful accounts of $-0- and $-0-, respectively               232,821               -
   Inventory                                                        554,369         116,128
   Prepaid expenses                                                  19,647           7,323
                                                              -------------     ------------

     Total Current Assets                                         1,045,532         745,563
                                                              -------------     ------------

Property and Equipment - at cost or contributed value
   Manufacturing equipment                                        6,683,688       6,468,864
   Office furniture and fixtures                                     50,907          49,699
   Leasehold improvements                                           193,606         182,052
                                                              -------------     ------------
                                                                  6,928,201       6,700,615
   Accumulated depreciation                                      (3,224,315)     (2,005,907)
                                                              -------------     ------------

     Net Property and Equipment                                   3,703,886       4,694,708
                                                              -------------     ------------

Other Assets
   Deposits and other                                                77,860          59,712
                                                              -------------     ------------

     Total Other Assets                                              77,860          59,712
                                                              -------------     ------------

TOTAL ASSETS                                                  $   4,827,278     $ 5,499,983
                                                              =============     ============

- Continued -

         The financial information presented herein has been prepared by management without audit by independent certified public accountants.

   The accompanying notes are an integral part of these financial statements.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)
                     Consolidated Balance Sheets - Continued
                           September 30, 2002 and 2001
                                   (Unaudited)

                                                             September 30,      September 30,
                                                                 2002               2001
                                                             ---------------    --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

   Notes payable to a bank                                    $          -      $         -
   Current maturities of leases payable                              8,365           31,260
   Accounts payable - trade                                        383,777          618,471
   Customer deposits                                                30,000                -
   Note payable to stockholder                                           -          200,000
                                                              -------------     ------------
     Total Current Liabilities                                     422,142          849,731

Long-Term Liabilities
   Note payable to a bank                                          650,000          950,000
   Capital leases payable                                           11,175           43,142
                                                              -------------     ------------

     Total Liabilities                                           1,083,317        1,842,873
                                                              -------------     ------------

Commitments and Contingencies

Mandatory Convertible Preferred Stock
   1,620,720 and 46,000 shares
     issued and outstanding, respectively                          230,000        8,135,350
                                                              -------------     ------------


Stockholders' Equity
   Preferred stock - $0.001 par value
     20,000,000 shares authorized.
     1,795,320 shares allocated to Series A                              -                -
   Common stock - $0.001 par value.
     300,000,000 shares authorized.
     54,114,560 and 29,971,200 shares
       issued and outstanding, respectively                         54,115           29,971
   Additional paid-in capital                                   16,052,506        4,971,029
   Accumulated deficit                                         (12,592,660)      (9,479,240)
                                                              -------------     ------------

   Total Stockholders' Equity                                    3,513,961       (4,478,240)
                                                              -------------     ------------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                       $  4,827,278      $ 5,499,983
                                                              =============     ============



   The financial information presented herein has been prepared by management without audit by independent certified public accountants.

   The accompanying notes are an integral part of these financial statements.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)
      Consolidated Statements of Operations and Comprehensive Income (Loss) Nine
             and Three months ended September 30, 2002 and 2001
                                   (Unaudited)

                                                 Nine months     Nine months     Three months    Three months
                                                    ended           ended           ended           ended
                                                 September 30,   September 30,   September 30,   September 30,
                                                     2002            2001           2002             2001
                                               ----------------------------------------------------------------
Revenues                                       $     1,277,454  $      350,969  $     570,320     $      14,438
                                               ---------------  --------------  -------------     -------------
Cost of Sales
 Materials, Direct Labor
    and other direct costs                           1,236,388         275,048        630,484            31,125
 Depreciation                                          483,537         454,906        163,238           151,635
                                               ---------------  --------------  -------------     -------------
    Total Cost of Sales                              1,719,925         729,954        793,722           182,760
                                               ---------------  --------------  -------------     -------------

Gross Profit                                          (442,471)       (378,985)      (223,402)         (168,322)
                                               ---------------  --------------  -------------     -------------

Operating Expenses
 Research and development expenses                       2,851           1,432          2,200                 -
 Marketing and promotion expenses                       13,842           5,516          6,276                 -
 Other operating expenses                              488,257         505,492        270,126           142,704
 Interest expense                                       76,060         277,685         14,941           105,391
 Depreciation expense                                    3,061           8,022            248             2,610
 Compensation expense related to common
  stock issuances at less than "fair value"             11,346               -         11,346                 -
                                               ---------------  --------------  -------------     -------------
      Total Operating Expenses                         595,417         798,147        305,137           250,705
                                               ---------------  --------------  -------------     -------------

Loss from Operations                                (1,037,888)     (1,177,132)      (528,539)         (419,027)

Other Income (Expense)
 Settlement of litigation                                    -         754,830              -                 -
 Interest and other income                              11,048           3,777            515                 -
                                               ---------------  --------------  -------------     -------------

Income (Loss) before Income Taxes                   (1,026,840)       (418,525)      (528,024)         (419,027)
Provision for Income Taxes                                   -               -              -                 -
                                               ---------------  --------------  -------------     -------------

Net Income (Loss)                                   (1,026,840)       (418,525)      (528,024)         (419,027)

Other Comprehensive Income                                   -               -              -                 -
                                               ---------------  --------------  -------------     -------------

Comprehensive Income (Loss)                    $    (1,026,840) $     (418,525) $    (528,024)    $    (419,027)
                                               ===============  ==============  =============     =============

Loss per weighted-average share of
 common stock outstanding, computed
 on net loss - basic and fully diluted         $         (0.02) $        (0.01) $       (0.01)    $       (0.01)
                                               ===============  ==============  =============     =============

Weighted-average number of
 common shares outstanding                          51,885,746      29,971,200     53,395,558        29,971,200
                                               ===============  ==============  =============     =============

   The financial information presented herein has been prepared by management without audit by independent certified public accountants.

   The accompanying notes are an integral part of these financial statements.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)
                      Consolidated Statements of Cash Flows
                  Nine months ended September 30, 2002 and 2001
                                   (Unaudited)

                                                               Nine months      Nine months
                                                                  ended             ended
                                                              September 30,     September 30,
                                                                  2002              2001
                                                              --------------    -------------
Cash flows from operating activities
   Net loss for the period                                    $   (1,026,840)   $   (418,525)
   Adjustments to reconcile net loss to
     net cash provided by operating activities
       Depreciation and amortization                                 486,598         573,994
       Compensation expense related to common
         stock issuances at less than "fair value"                    11,346               -
       Gain on litigation settlement                                       -        (754,830)
       Common stock issued for fees and services                      50,520         127,458
       Accrued interest converted to common stock                                    240,440
       (Increase) Decrease in
         Accounts receivable                                        (232,821)         60,415
         Inventory                                                  (239,628)        217,282
         Prepaid expenses, deposits and other                        (13,739)         (7,323)
       Increase (Decrease) in
         Accounts payable - trade                                    110,730         (66,203)
         Interest payable                                                  -          (2,000)
         Excise taxes payable                                         (8,641)        (27,380)
         Customer deposits                                            30,000               -
                                                              --------------    -------------
Net cash used in operating activities                               (832,475)        (92,672)
                                                              --------------    -------------

Cash flows from investing activities
   Purchase of property and equipment                               (225,229)       (103,300)
                                                              --------------    -------------
Net cash used in investing activities                               (225,229)       (103,300)
                                                              --------------    -------------

Cash flows from financing activities
   Decrease in cash overdraft                                             -            7,760
   Cash received (paid) on short term loans - net                         -         (451,652)
   Cash received on long-term loans                                       -          950,000
   Cash paid on long-term loans                                    (300,000)               -
   Principal paid on long-term capital leases                        (6,173)         (33,882)
   Cash received on sale of Mandatory
     Convertible Preferred Stock                                                     345,000
   Cash received on sale of common stock                          1,006,153                -
                                                              --------------    -------------
Net cash provided by financing activities                           699,980          817,226
                                                              --------------    -------------

Increase (Decrease) in Cash                                        (357,724)         621,254
Cash at beginning of year                                           596,419              858
                                                              --------------    -------------

Cash at end of year                                           $     238,695     $    622,112
                                                              ==============    =============


                                 - Continued -

   The financial information presented herein has been prepared by management without audit by independent certified public accountants.

   The accompanying notes are an integral part of these financial statements.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)
                      Consolidated Statements of Cash Flows
                  Nine months ended September 30, 2002 and 2001

                                   (Unaudited)

                                                               Nine months      Nine months
                                                                  ended             ended
                                                              September 30,     September 30,
                                                                  2002              2001
                                                              --------------    -------------
Supplemental disclosure of interest
  and income taxes paid

  Interest paid for the period                                $       52,060    $      39,245
                                                              ==============    =============

  Income taxes paid for the period                            $            -    $           -
                                                              ==============    =============

Supplemental disclosure of non-cash
   investing and financing activities

  Conversion of debt and accrued interest
    payable to a shareholder into preferred stock             $            -    $   7,553,600
                                                              ==============    =============

  Conversion of debt and accrued interest
    payable to a shareholder into common stock                $      125,000    $           -
                                                              ==============    =============

  Common stock issued in payment of trade accounts payable    $      188,855    $           -
                                                              ==============    =============


   The financial information presented herein has been prepared by management without audit by independent certified public accountants.

   The accompanying notes are an integral part of these financial statements.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

                   Notes to Consolidated Financial Statements

Note A - Organization and Description of Business

American Ammunition, Inc. (AAI or Company) was incorporated on February 1, 2000 in the State of California as FirsTelevision.com. AAI subsequently changed its corporate name to FBI Fresh Burgers International with a business plan of marketing the concept of a national "fast food" restaurant chain to children and young adults, with a menu of fresh burgers, fries and sandwiches. However, there was no assurance that this business concept would be successful.

On September 29, 2001, the Company, F&F Equipment, Inc. (F&F) and the individual shareholders of F&F entered into an "Agreement For The Exchange Of Common Stock" (Exchange Agreement) whereby the shareholders of F&F exchanged 100.0% of the issued and outstanding stock of F&F for 21,000,000 post-forward split shares of restricted, unregistered common stock of the Company. F&F Equipment, Inc. then became a wholly-owned subsidiary of the Company.

Concurrent with the September 29, 2001 reverse acquisition transaction, the Company amended its Articles of Incorporation to change the Company's name to American Ammunition, Inc. and modified the Company's capital structure to allow for the issuance of up to 320,000,000 total equity shares consisting of 20,000,000 shares of preferred stock and 300,000,000 shares of common stock. Both classes of stock have a par value of $0.001 per share.

On October 9, 2001, the Company effected a three (3) for one (1) forward stock split. This action caused the then issued and outstanding shares to increase from 2,990,400 to 8,971,200 on the action date. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

F&F Equipment, Inc.(Company) was incorporated on October 4, 1983 under the laws of the State of Florida. The Company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business." The Company conducts its business operations under the assumed name of "American Ammunition".

In June 2002, American Ammunition, Inc. formed a wholly owned subsidiary, Industrial Plating Enterprise Co. (IPE), which started production on June 14, 2002. IPE is a fully licensed and approved state of the art electrochemical metallization facility with enormous capacity for processing the Company's line of projectiles as well as other products and services while employing environmentally sound water conservation and proven waste treatment techniques. The facility meets or exceeds all current environmental requirements and enjoys the "conditionally exempt small quantity generator" status for State and Federal regulations.

Note B - Preparation of Financial Statements

The acquisition of F&F Equipment, Inc., on September 29, 2001, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby F&F Equipment, Inc. is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the September 29, 2001 change in control transaction, the financial statements of the Company reflect the historical financial statements of F&F Equipment, Inc. from its inception on October 4, 1983 and the operations of the Company subsequent to September 29, 2001.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note B - Preparation of Financial Statements - Continued

The Company and its subsidiaries follow the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and have adopted a year-end of December 31 for all entities.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended December 31, 2001. The information presented within these interim financial statements may not include all disclosures required by accounting principles generally accepted in the United States of America and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission's
instructions   for  Form  10-QSB,   are   unaudited  and  contain  all  material
adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2002.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

The accompanying consolidated financial statements contain the accounts of American Ammunition, Inc. (formerly FBI Fresh Burgers International) and its wholly-owned subsidiaries, F&F Equipment, Inc. and Industrial Plating Enterprise Co. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as "Company".

                (Remainder of this page left blank intentionally)

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note C - Summary of Significant Accounting Policies

1. Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2. Accounts receivable

In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3. Inventory

Inventory consists of raw materials, work-in-process and finished goods related to the production and sale of small arms ammunition. Inventory is valued at the lower of cost or market using the first-in, first-out method.

4. Property, plant and equipment

Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally three to ten years.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5. Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At September 30, 2002 and 2001, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of  September  30,  2002 and 2001,  the  deferred  tax asset  related  to the
Company's  net  operating  loss   carryforward  is  fully  reserved.   If  these
carryforwards are not utilized, they will begin to expire in 2005.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note C - Summary of Significant Accounting Policies - Continued

6. Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of September 30, 2002 and 2001, and subsequent thereto, the Company had no warrants and/or options outstanding.

7. Advertising costs

The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

8. Reclassifications

Certain amounts in the accompanying financial statements for the quarter ended September 30, 2001 have been reclassified to conform to the Fiscal 2002 presentations.

Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note E - Inventory

As of September 30, 2002, inventory consisted of the following components:

                                   September 30, 2002

Raw materials                              $207,574
Work in process                             264,048
Finished goods                               82,747
                                          ---------
  Totals                                   $554,369
                                          =========

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note F - Property and Equipment

Property and equipment consist of the following components:



                               September 30,      September 30,    Estimated
                                   2002               2001          useful life
                               ------------------------------------------------
Manufacturing equipment         $6,683,688         $6,468,864      10 years
Office furniture and fixtures       50,907             49,699       7 years
Leasehold improvements             193,606            182,052      20 years
                                ----------         ----------
                                 6,928,201         6,700,615
Accumulated depreciation        (3,224,315)       (2,005,907)
                                ----------         ----------

Net property and equipment      $3,703,866        $4,694,708
                                ==========        ==========


Total depreciation expense charged to operations for the nine months ended September 30, 2002 and 2001, respectively, was approximately $486,598 and $462,928, respectively.

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long-term capital leases:

                                           September 30,   September 30,
                                               2002            2001
                                          -------------------------------
Manufacturing and processing equipment     $153,400        $153,400
Less accumulated depreciation               (50,694)        (35,344)
                                           --------        --------
                                           $106,551        $118,056
                                           ========        ========


Note G - Notes payable to a Bank

During 2001, the Company was operating under a bank approved moratorium on the payment of principal and interest on all notes payable and the Company and its President commenced litigation against the lending institution. On June 29, 2001, the Company and the Bank executed a Settlement and Compromise Agreement whereby all loans and debts of the Company to the Bank were settled and cancelled for a one-time cash payment of $550,000. The source of funds for the $550,000 settlement came from a new $950,000 note payable to another financial institution.

As a result of the June 29, 2001 transaction, the Company recognized a one-time gain on the settlement of approximately $754,830 on the settlement date.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note H - Capital Leases Payable

Capital leases payable consist of the following as of September 30, 2002 and 2001, respectively:


                                                                 September 30,  September 30,
                                                                     2002            2001
                                                                 ----------------------------
Three  and six  capital  leases,  respectively,  payable  to
various  equipment   financing   companies.   Interest,   at
September  30,  2002,  ranging  between  11.37% and  14.05%.
Payable in aggregate  monthly  installments of approximately
$935, including accrued interest,  as of September 30, 2002.
Final maturities  occur between  September 2004 and December
2004.  Collateralized  the underlying  leased  manufacturing
equipment.                                                        $   19,540    $    74,402

     Less current maturities                                          (8,365)       (31,260)
                                                                  -----------   ------------

     Long-term portion                                            $   11,175    $    43,142
                                                                  ===========   ============


Future maturities of capital leases payable are as follows:


  Year ending
 December 31     Amount
 ------------------------
 2002            $  8,365
 2003               9,507
 2004               1,668
                 --------

Totals           $ 19,540
                 ========


Note I - Long-Term Debt Payable to a Bank

On June 28, 2001, in anticipation of the settlement of litigation with a financial institution, the Company executed a $950,000 note payable to another financial institution. This note bears interest at the Wall Street Journal published prime rate plus 2.0%.

During July, August and September 30, 2002, the Company made three (3) lump-sum principal reductions of $100,000 each (or an aggregate of $300,000) to the outstanding balance on this note. As of September 30, 2002, the Company owes $650,000 on this note. Upon each lump-sum payment, the Company executed a modification to the payment terms on the note.

At September 30, 2002, the note payment terms are as follows: payments of interest only beginning July 28, 2003 through January 28, 2004. Thereafter, starting on January 28, 2004, equal monthly payments of principal and interest shall be due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. The note is secured by virtually all of the Company's real and personal property. A portion of the proceeds from the financing were used to pay the $550,000 required in the Settlement and Compromise Agreement.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note J - Preferred Stock Transactions

In September and October 2001, the Company issued 222,600 shares of $5.00 Series A Convertible Preferred Stock (Series A Preferred Stock) for total proceeds of approximately $1,113,000 through an ongoing private placement. The Series A Convertible Preferred Stock provides for cumulative dividends at a rate of 8.0% per year, payable quarterly, in cash or shares of the Company's common stock at the Company's election. Each share of Series A Preferred Stock is convertible into 11 shares of the Company's common stock at any time after 6 months of the date of issue and prior to the notice of redemption at the option of the holder, subject to adjustments for customary anti- dilution events.

In September 2001, the Company's principal shareholder converted approximately $4,007,327 of unsecured debt and approximately $3,546,273 of cumulative and unpaid accrued interest into 1,510,710 shares of Series A Preferred Stock.

In September 2001, a creditor of the Company agreed to convert approximately $10,000 of trade accounts payable into 2,000 shares of Series A Preferred Stock.

In February 2002, certain holders of the Series A Preferred Stock notified the Company of their intent to exercise the conversion features on 1,749,320 issued and outstanding shares of Series A Preferred Stock into 19,242,520 shares of common stock. Due to the timing of the conversion in relation to the Company's year-end and the first available date for such conversion, the effect of the conversion exercise is reflected in the accompanying financial statements as if the conversion had occurred on December 31, 2001.

In conjunction with the issuance of certain shares of the Series A Preferred Stock, certain shares were issued with an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on the issue date. This difference created a Beneficial Conversion Feature Discount of approximately $1,207,993. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the initial eligible conversion date. Approximately $392,114 was amortized to operations and the unamortized balance was reclassified to additional paid-in capital on December 31, 2001 as a result of the February 2002 conversion exercise.

Note K - Common Stock Transactions

Concurrent with the September 29, 2001 reverse acquisition transaction, the Company amended its Articles of Incorporation to change the Company's name to American Ammunition, Inc. and modified the Company's capital structure to allow for the issuance of up to 320,000,000 total equity shares consisting of 20,000,000 shares of preferred stock and 300,000,000 shares of common stock. Both classes of stock have a par value of $0.001 per share.

On October 9, 2001, the Company effected a three (3) for one (1) forward stock split. This action caused the then issued and outstanding shares to increase from 2,990,400 to 8,971,200 on the action date. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note K - Common Stock Transactions - Continued

In March and May 2001, the Company issued an aggregate 496,200 post-reverse split shares (165,400 pre-forward split shares) of common stock, pursuant to a Registration Statement on Form SB-2, to various individuals providing investment, financial and acquisition consulting services to the Company. These transactions were cumulatively valued at approximately $165,400, which approximates the "fair value" of the services provided. These amounts are charged to operations in the accompanying pre-acquisition consolidated financial statements.

In September 2001, the Company issued 2,625,000 post-reverse split shares (875,000 pre-forward split shares) of common stock, pursuant to a Registration Statement on Form SB-2, to six individuals providing investment and financial consulting services to the Company. These transactions were cumulatively valued at approximately $875,000, which approximates the "fair value" of the services provided. These amounts are charged to operations in the accompanying pre-acquisition consolidated financial statements.

In September 2001, the Company issued an aggregate 21,000,000 post-forward split shares of restricted, unregistered common stock to the shareholders of F&F Equipment, Inc. in exchange for 100.0% of the issued and outstanding stock of F&F Equipment, Inc. F&F Equipment, Inc. became a wholly-owned subsidiary of the Company as a result of this transaction.

In December 2001, the Company issued 222,222 shares of post-forward split shares of restricted, unregistered common stock to an unrelated entity in exchange for the cancellation of $100,000 of short-term debt. On February 27, 2002, the Company issued an additional 277,777 shares of restricted, unregistered common stock in payment for $100,000 in short-term debt payable and $25,000 in agreed-upon interest payable to a shareholder, thereby satisfying all outstanding short-term debt in full.

In December 2001, the Company issued 535,272 shares of restricted, unregistered common stock to a creditor in settlement of approximately $242,872 in open trade accounts payable.

In February 2002, the Company converted $125,000 in short-term debt payable to an existing shareholder and accrued interest of approximately $24,000 into 277,778 shares of restricted, unregistered common stock. This transaction was consummated at a price of $0.45 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In March 2002, in two separate transactions, the Company sold an aggregate 1,388,890 shares of restricted, unregistered common stock to two separate investors for aggregate proceeds of approximately $500,000. Each sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction.

In March 2002, the Company issued 32,000 shares of restricted, unregistered common stock to a member of the Company's Board of Directors for consulting services related to the Company's reverse merger transaction and for various marketing services. This transaction was valued at approximately $11,520, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note K - Common Stock Transactions - Continued

In March 2002, the Company issued 41,665 shares of restricted, unregistered common stock to an unrelated party for shareholder and other public relation services. This transaction was valued at approximately $15,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In April and May 2002, the Company issued an aggregate 432,721 shares of restricted, unregistered common stock to three creditors in settlement of approximately $182,017 in open trade accounts payable. Each issuance was made at a price of either $0.45 or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction.

In June 2002, the Company issued 347,223 shares of restricted, unregistered common stock to an existing shareholder to reimburse said shareholder for the payment of legal fees associated with the bank related litigation concluded in June 2001 and related consulting services. This transaction was valued at approximately $125,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In June 2002, the Company sold 277,778 shares of restricted, unregistered common stock to an investor for aggregate proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In July 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In August 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of $100,000. This sale was made at a price of $0.26 per share, which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.29 per share) and the selling price resulted in a charge to operations of approximately $11,346 for compensation expense related to common stock issuances at less than "fair value".

In August 2002, the Company sold 20,506 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $6,152. This sale was made at a price of $0.30 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In September 2002, the Company sold 277,778 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note K - Common Stock Transactions - Continued

In September 2002, the Company sold 277,778 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

Note L - Related Party Transactions

The Company leases its corporate office and manufacturing facility from its controlling stockholder under a long- term operating lease agreement. The lease requires a monthly payment of approximately $5,410, inclusive of applicable sales taxes. Further, the Company is responsible for all utilities and maintenance expenses. The lease expires on October 31, 2003 and contains a clause that the lease may be renewed for an additional ten year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair value for similar space in a similar location.

Note M - Income Taxes

The components of income tax (benefit) expense for the nine months ended September 30, 2002 and 2001, respectively, are as follows:



                     Nine months         Nine months
                        ended                 ended
                    September 30,        September 30,
                        2002                  2001
                    --------------------------------------
Federal:
  Current                 $     -               $    -
  Deferred                      -                    -
                          -------               ------
                                -                    -
                          -------               ------
State:
  Current                       -                    -
  Deferred                      -                    -
                          -------               ------
                                -                    -
                          -------               ------
  Total                   $     -               $    -
                          =======               ======


As of September 30, 2002, the Company has a net operating loss carryforward of approximately $3,500,000 to offset future taxable income. Subject to current regulations, components of this carryforward will begin to expire in 2003. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note M - Income Taxes - Continued

The Company's income tax expense (benefit) for the nine months ended September 30, 2002 and 2001, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                             Nine months        Nine months
                                                                ended             ended
                                                            September 30,       September 30,
                                                                2002               2001
                                                            -------------       ----------
Statutory rate applied to income before income taxes        $(350,000)          $(142,000)
Increase (decrease) in income taxes resulting from:
     State income taxes                                             -                   -
     Other, including reserve for deferred tax asset          350,000             142,000
                                                            ---------           ---------

       Income tax expense                                   $       -           $       -
                                                            =========           =========

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of September 30, 2002 and 2001, respectively:

                                          September 30,       September 30,
                                              2002            2001
                                          -------------    -------------
Deferred tax assets - long-term
  Net operating loss carryforwards        $  2,150,000     $  1,375,000
Deferred tax liabilities - long-term
  Statutory depreciation differences          (250,000)        (280,000)
                                          -------------    ------------
                                             1,900,000        1,095,000
Less valuation allowance                    (1,900,000)      (1,095,000)
                                          -------------    ------------

  Net Deferred Tax Asset                  $          -     $          -
                                          =============    ============

During the nine months  ended  September  30, 2002 and 2001,  respectively,  the
valuation  allowance  increased   (decreased)  by  approximately   $950,000  and
$145,000.

Note N - Significant Customers

During the years ended December 31, 2001 and 2000, respectively, the Company had a single customer responsible for approximately 51% and 32% of total sales. There were no other customers responsible for more than 10.0% of total net sales during 2001 and 2000, respectively. These trends were also in place at September 30, 2002 and 2001, respectively, and are anticipated to continue for the foreseeable future.

                (Remainder of this page left blank intentionally)

                   American Ammunition, Inc. and Subsidiaries
                   (formerly FBI Fresh Burgers International)

             Notes to Consolidated Financial Statements - Continued

Note O - Subsequent Event

On October 4, 2002, the Company issued an 8.0% Convertible Debenture (Debenture) in the face amount of $250,000 and a Warrant which requires the Holder to purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder on conversion of the Debenture. In no event shall the number of shares issued under the Warrant exceed 30,000,000.

The Debenture bears interest at 8.0% and matures two years from the date of issuance. The Debenture is convertible into common stock, at the option of the Holder, at the lesser of $1.00 per share or 80.0% of the average of the 5 lowest volume weighted average price days during the 20 trading days before, but not including the date of the Holder's election to convert. The Warrant is exercisable at the same price.

The full principal amount of the Debenture is due upon default, as defined in the Debenture agreement. The Debenture interest is payable monthly in arrears commencing on November 15, 2002.

The Company is obligated to file a Registration Statement under the Securities Act of 1933 to register the underlying conversion shares on either Form SB-2 or S-3 and have said Registration Statement effective no later than 120 days after October 4, 2002. Further, the Holder has agreed to convert not less than 5.0% and not more than 10.0% of the original face value of the Debenture monthly beginning the month after the effective date of the Registration Statement and the Holder is required to exercise warrants and purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder on conversion of the Debenture.

The Holder has further contractually agreed to restrict its ability to convert the Debenture or exercise their warrants and receive shares of the Company's common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock of the Company.

In the event an election to convert is made and the volume weighted average price of the Company's common stock is below $0.30 per share, the Company shall have the right to prepay any portion of the outstanding Debenture that was elected to be converted, plus any accrued and unpaid interest, at 125.0%.

The Holder may demand repayment of the Debenture of 125.0% of the face amount outstanding, plus all accrued and unpaid interest, in cash at any time prior to the date that underlying Registration Statement under the Securities Act of 1933 has not been declared effective by the U. S. Securities and Exchange Commission within 3 business days of such demand. If the repayment is accelerated, the Company is also obligated to issue to the Holder 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

If the Holder does not elect to accelerate the Debenture, the Company shall immediately issue and pay to the Holder 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

Concurrent with the execution of the Debenture agreement, the Company executed an engagement letter with the Holder's counsel for legal representation with regard to the preparation of the aforementioned Registration Statement under the Securities Act of 1933.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.


                                                                                  UP TO 14,687,500 SHARES
                                                                                          OF OUR
                                                                                      OF COMMON STOCK

        TABLE OF CONTENTS
                                  Page
Prospectus Summary                   2
Risk Factors                         3
Use Of Proceeds                      7                                          American Ammunition, Inc.
Market For Common Equity And
   Related Stockholder Matters       8                                                3545 NW 71st
Management's Discussion And                                                          Miami, FL 33147
   Analysis Or Plan Of Operation     9
Business                            15
Management                          21
Certain Relationships And
   Related Transactions             24
Security Ownership
   Of Certain Beneficial Owners
   And Management                   25                                               ________________
Description Of Securities           26
Plan Of Distribution                29                                                  PROSPECTUS
Selling stockholders                33                                               ________________
Legal Matters                       35
Experts                             35
Available Information               36
Index To Financial Statements       37                                               January __, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

                 CERTAIN PROVISIONS OF CALIFORNIA LAW AND OF THE
                 COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

Under California law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

Further under California law, corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

However, no indemnification shall be made for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

However, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set out in the statute by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

The indemnification authorized by this section is not exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

No indemnification or advance shall be made under this section in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

(1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or

(2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,

(B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and

(C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted by California law. The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

"FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

The specific provisions of the Bylaws of the Registrant with respect to the indemnification of directors and officers are as follows:

              ARTICLE XI INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

Except as provided hereinbelow, any such indemnification shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors; or (b) by the shareholders.

Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without any further determination that he has met the applicable standard of conduct set forth above."

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling American Ammunition pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:



Nature of Expense                    Amount
                                   --------------
SEC Registration fee                 $1,270.18*
Accounting fees and expenses         10,000.00*
Legal fees and expenses              35,000.00*
                      TOTAL         $46,270.18*
                                    ===========

*    Estimated.

Item 26. Recent Sales of Unregistered Securities.

Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Act") as follows:

SECURITIES                 NAMES OF                  CONSIDERATION              EXEMPTION
SOLD                       INVESTORS                 RECEIVED                   FROM REGISTRATION
---------------            -----------------         ----------------------     ---------------------------
1,810,000 shares of        Three (3) individuals     $      1,810               Section 4(2) of the Act
Common Stock                        (1)

140,000 shares of          Two (2) individuals       $        140               Section 4(2) of the Act
Common Stock                        (2)

124,4000 (pre-acquisition) See footnote              $        125               Section 4(2) of the Act
916,000 (post acquisition)       (3)                 $        916               Section 4(2) of the Act
Common stock

21,000,000 Shares          Nineteen (19)             $  3,998,650               Section 4(2) of the Act
of  Common Stock           individuals pursuant                                 and Regulation D, Rule
                           to Share Exchange                                    506
                                    (4)

222,600 Shares of          Seven (7) individuals     $  1,113,000               Section 4(2) of the Act
$5.00 Series A                      (5)                                         and Regulation D, Rule
Convertible Preferred                                                           506

2,000 Shares of            One (1) individual        $     10,000               Section 4(2) of the Act
$5.00 Series A                      (6)
Convertible Preferred

1,510,720 Shares of        One (1) individual        $  7,553,600               Section 4(2) of the Act and
$5.00 Series A                      (7)                                         Regulation D, Rule 506
Convertible Preferred

10% Senior                 One (1) company           $    135,000               Section 4(2) of the Act and
Convertible                         (8)                                         Regulation D, Rule 506
Promissory Note
for $135,000

Option to Purchase         One (1) company           $     15,000               Section 4(2) of the Act and
10% Senior                          (8)                                         Regulation D, Rule 506

Convertible Promissory
Notes for up to $3,354,000
-----------------------------

(1) On February 1, 2000, a total of 805,000 shares of Common Stock were issued to Artem Gotov in exchange for services valued at $805 and as founders shares, 805,000 shares of Common Stock were issued to Agata Gotov, the sister of Artem Gotov in exchange for services valued at $805 and as founder shares, and 200,000 shares of Common Stock were issued to Kenneth G. Eade in exchange for legal services valued at $200. Each of Mr. Gotov, Ms. Gotov and Mr. Eade, as the husband of Ms. Gotov, may be deemed a promoter of the Company. The Company claimed an exemption under the Securities Act of 1933, pursuant to Section 4(2) of the Act. Mr. Gotov and Ms. Gotov were both Officers and Directors of the Company, while Mr. Eade is a sophisticated and accredited investor.

(2) In June 2001, a total of 70,000 shares of Common Stock were issued to Jeffrey Volpe in exchange for clerical services rendered valued at $70 and 70,000 shares of Common Stock were issued to Richard Tearle in exchange for Internet web services valued at $70.. The Company claimed an exemption under the Securities Act of 1933, pursuant to Section 4(2) of the Act. Both Mr. Volpe and Mr. Tearle had access to all corporate information and both were sophisticated investors.

(3) In 2001, a total of 284,600 shares (pre-acquisition) and 916,000 shares (pre-forward split and post acquisition) to various consultants in exchange for services rendered to the Company. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

(4) In September 2001 the Company issued 21,000,000 shares of its Common Stock to nineteen (19) shareholders of F.&F. Equipment, Inc. d/b/a American Ammunition, ("AA") pursuant to a Share Exchange Agreement. The shares were valued at $3,998,650. The transaction resulted in AA becoming a wholly owned subsidiary of the Company in a transaction that was treated as a reverse merger for accounting purposes. Of such shares, the current officers and directors of the Company were issued a total of 15,750,000 shares and 1,050,000 were issued to Donald F. Mintmire, sole owner of the firm of Mintmire & Associates. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

(5) In September and October 2001 the Company issued 222,600 shares of $5.00 Series A Convertible Preferred Stock valued at $1,113,000 through an ongoing private placement. For such offering, the Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder. All such sales were to accredited investors. Of such shares, the Robert I. Escobio Family Trust acquired 2,000 shares. Mr. Escobio is a Director of the Company.

(6) In September 2001, a creditor, Key Packaging Company, agreed to converted $10,000 of debt due from the Company into 2,000 shares of $5.00 Series A Convertible Preferred stock. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

(7) In September 2001, a principal shareholder, Andres Fernandez, converted $7,553,600 of unsecured debt due to him by the Company into 1,510,720 shares of $5.00 Series A Convertible Preferred Stock. Mr. Fernandez is an Officer and Director of the Company and is an accredited investor. The Company relied on
Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

(8) On November 5, 2001, the Company entered into an agreement with the Placement Agreements in connection with the offering of the Notes. In conjunction with such agreement, the Company received a payment in the amount of $15,000.00 from Argo for the Option, which provided Argo with the right to purchase up to $3,500,000.00 of the Notes to be offered by the Company and simultaneously, Argo purchased $135,000.00 of such Notes. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933. These notes have been redeemed and are not currently outstanding.

On February 27, 2002, the Company issued an aggregate 277,777 shares of restricted, unregistered common stock, at $0.45 per share, to Forus Investments, Inc., an existing shareholder, in satisfaction of a $100,000 short-term working capital loan payable and $25,000 in agreed-upon interest payable to a shareholder, thereby satisfying all outstanding short-term debt in full. The valuation of this transaction was based on the discounted "fair value" of the Company's common stock based upon the quoted closing price on the date of the transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On March 25, 2002, the Company sold 611,110 shares of restricted, unregistered common stock, at $0.36 per share, to Kissimmul, Inc., a Toronto, Ontario, Canada corporation, for gross proceeds of approximately $220,000. The valuation of this transaction was based on the discounted "fair value" of the Company's common stock based upon the quoted closing price on the date of the transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On March 28, 2002, the Company sold 777,775 shares of restricted, unregistered common stock, at $0.36 per share, to Tomina Associates, Ltd., a Vancouver, B. C., Canada corporation, for gross proceeds of approximately $280,000. The valuation of this transaction was based on the discounted "fair value" of the Company's common stock based upon the quoted closing price on the date of the transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On March 5, 2002, the Company issued 32,000 shares of restricted, unregistered common stock to Len Hale, amember of the Company's Board of Directors, for consulting services related to the Company's reverse merger transaction and for various marketing services. This transaction was valued at approximately $11,520, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On March 5, 2002, the Company issued 41,665 shares of restricted, unregistered common stock to D. P. Martin & Associates, an unrelated party for shareholder and other public relation services. This transaction was valued at approximately $15,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

In April and May 2002, the Company issued an aggregate 432,721 shares of restricted, unregistered common stock to Ammunition Accessories, Inc., Saunders Lead Co. and Airco Plating Co., three unrelated trade creditors in settlement of approximately $182,017 in open trade accounts payable. Each issuance was made at a price of either $0.45 or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On June 21, 2002, the Company issued 347,223 shares of restricted, unregistered common stock to Access Investments, Inc., an existing shareholder, to reimburse said shareholder for the payment of legal fees associated with the bank related litigation concluded in June 2001 and related consulting services. This transaction was valued at approximately $125,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On June 26, 2002, the Company sold 277,778 shares of restricted, unregistered common stock to Gala Investments, an unrelated investor, for aggregate proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On July 25, 2002, the Company sold 384,615 shares of restricted, unregistered common stock to Gala Enterprises, Ltd., an existing shareholder, for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to reduce the Company's outstanding balance on a long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On August 14, 2002, the Company sold 384,615 shares of restricted, unregistered common stock to Gala Enterprises, Ltd., an existing shareholder, for cash proceeds of $100,000. This sale was made at a price of $0.26 per share, which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.29 per share) and the selling price resulted in a charge to operations of approximately $11,346 for compensation expense related to common stock issuances at less than "fair value". The proceeds were used to reduce the Company's outstanding balance on a long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On August 21, 2002, the Company sold 20,506 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $6,152. This sale was made at a price of $0.30 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to retire trade accounts payable to a New Mexico law firm for legal services rendered to the Company. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On September 20, 2002, the Company sold 277,778 shares of restricted, unregistered common stock to Access Investments, Inc., an existing shareholder, for cash proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to reduce the Company's outstanding balance on a long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

On September 26, 2002, the Company sold 277,778 shares of restricted, unregistered common stock to Access Investments, Inc., an existing shareholder, for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to provide working capital liquidity for future periods. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

In October 2002, we signed a Securities Purchase Agreement with La Jolla Cove Investors, Inc. for the sale of a $250,000 8% convertible debenture and a warrant to purchase up 30,000,000 shares of our common stock. The debenture bears interest at 8%, mature on two years from the date of issuance, and is convertible into our common stock, at the selling stockholder' option, at the lesser of (i) $1.00 or (ii) 80% of the average of the five lowest volume weighted average price days during the 20 trading days before but not including the conversion date. The warrant may only be exercised concurrently with a conversion of the debenture and then only for that number of shares of common stock equal to ten (10) times the number of shares common stock issued to the denture holder on that conversion date. The exercise price of the warrant is the lesser of (i) $1.00; or (ii) 80% of the average of the five lowest volume weighted average price during the twenty (20) trading days prior to the holder's election to convert. See the "Selling Stockholders" section for a description of the convertible debenture and warrant issued to the La Jolla Cove Investors, Inc. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

In December 2002, we amended the above-referenced debenture and warrants as follows: The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The warrants are exercisable at $1.00 per share for up to 2,500,000 shares. The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

Item 27. Exhibits.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean American Ammunition, Inc., a Nevada corporation.

Exhibit No.             Description
           PLAN OF ACQUISITION, REORGANIZATION, OR SUCCESSION
2.1        Share Exchange  Agreement  Between FBI Fresh Burgers  International  and F&F
           Equipment,  Inc.,  dated September 29, 2001  (Incorporated  by referenced to our Form 8-K filed with the SEC on October 4, 2001).

           ARTICLES OF INCORPORATION AND BYLAWS
3.1        Articles of  Incorporation  (Incorporated  by reference to our  registration statement  on Form SB-2 filed with the SEC on September  20, 2000,  File No.
           333-4660).

3.2        Certificate of Amendment of Articles of Incorporation
           (Incorporated by referenced to our Form 8-K filed with the SEC on October 4, 2001).

3.4        Certificate  of  Amendment  of Articles of  Incorporation  (Incorporated  by
           reference to our  registration  statement on Form SB-2 filed with the SEC on
           September 20, 2000, File No. 333-4660).

3.5 Amended and Restated Bylaws (Incorporated by reference to our Form 10QSB for the quarter ended September 30, 2001).

           INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS
4.1*       Common Stock  Purchase  Warrant with La Jolla Cove  Investors,  Inc.,  dated
           October 4, 2002.

4.2*       Convertible  Debenture with La Jolla Cove Investors,  Inc., dated October 4, 2002.

4.3*       Addendum with La Jolla Cove Investors, Inc., dated October 4, 2002

4.4*       Letter Agreement with La Jolla Cove Investors, dated October 4, 2002

4.5*       Registration  Rights  Agreement with La Jolla Cove Investors,  dated October 4, 2002

4.6*       Letter Agreement with La Jolla Cove, dated December 2002

           OPINION REGARDING LEGALITY
5.1*       Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

           CONSENTS OF EXPERTS AND COUNSEL
23.1*      Consent of accountants (filed herewith).

23.2       Consent of legal counsel (see Exhibit 5.1).

*    Filed herewith

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Intentionally omitted.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on October 23, 2002.


                            AMERICAN AMMUNITION, INC.
                         ------------------------------
                                  (Registrant)


By: /s/ Andres F. Fernandez
    ----------------------------
   Andres F. Fernandez, President and CEO



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


          Signature                     Title                              Date
----------------------------   -----------------------------------------   ----------------
/s/ J.A. Fernandez, Sr.
----------------------------   Chairman  of the  Board and  Director  of   January 6, 2003
J.A. Fernandez, Sr.            Sales


/s/ Andres F. Fernandez
----------------------------   President,  Chief  Executive  Officer and   January 6, 2003
Andres F. Fernandez            Chief Financial Officer


/s/ Emilio D. Jara
----------------------------   Vice-President  of Operations,  Secretary   January 6, 2003
Emilio D. Jara                 and Director


/s/ Amelia Fernandez
----------------------------   Vice-President and Director                 January 6, 2003
Amelia Fernandez


/s/ Maria A. Fernandez
----------------------------   Director                                    January 6, 2003
Maria A. Fernandez